UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ADA-ES, INC.
(Name of registrant as specified in its charter)

N/A
(Name of person(s) filing proxy statement, if other than the registrant)

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ADA-ES, INC.

9135 South Ridgeline Boulevard, Suite 200

Highlands Ranch, Colorado 80129

(888) 822-8617

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 19, 2012

To Our Shareholders:

The Annual Meeting of Shareholders of ADA-ES, Inc. (“ADA-ES” or the “Company”), a Colorado corporation, will be held at 9:00 a.m. (local time) on July 19, 2012 at the Company’s offices located at 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado 80129, or at any postponement or adjournment thereof, for the following purposes:

1.	To elect nine directors of the Company;

2.	To ratify the Audit Committee’s selection of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.	To approve Amendment No. 1 to the Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”) including approval of the shares of common stock for issuance under the 2007 Plan;

4.	To approve the Amended and Restated 2010 Non-Management Compensation and Incentive Plan (the “2010 Plan”) including approval of shares of common stock reserved for issuance under the 2010 Plan; and

5.	To consider and vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Shareholders of record at the close of business on May 31, 2012 are entitled to notice of and to vote at the Annual Meeting.

Our shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by telephone or Internet, or by completing, signing and dating the enclosed proxy card and returning it promptly in the accompanying postage prepaid (if mailed in the U.S.) return envelope.

Please call on our toll-free number (888-822-8617) if you require directions or have other questions concerning the meeting.

By Order of the Board of Directors,

/s/ Mark H. McKinnies

Secretary

June 6, 2012

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on July 19, 2012: The Company’s Proxy Statement and Annual Report to Shareholders are Available at: www.edocumentviewer.com/ADS

PROXY STATEMENT

ADA-ES, INC.

9135 South Ridgeline Boulevard, Suite 200

Highlands Ranch, Colorado 80129

Telephone: (888) 822-8617

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 19, 2012

This Proxy Statement is furnished to the shareholders of ADA-ES, Inc. (“ADA-ES” or the “Company”), a Colorado corporation, in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”), to be voted at our ANNUAL MEETING OF SHAREHOLDERS to be held on Thursday, July 19, 2012, at the Company’s offices located at 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado 80129, and any postponements or adjournments thereof. This Proxy Statement and accompanying form of proxy is first being mailed or given to our shareholders on or about June 6, 2012. The shares represented by all proxies that are properly executed and submitted will be voted at the Meeting in accordance with the instructions indicated thereon, and if no instructions are given, then to the extent permitted by law, in the discretion of the proxy holder. Throughout this Proxy Statement, the terms “we,” “us” “our” and “our Company” refer to ADA-ES, Inc., and unless the context indicates otherwise, our consolidated subsidiaries.

VOTING RIGHTS AND VOTE REQUIRED

Our Board has fixed the close of business on May 31, 2012, as the record date (the “Record Date”) for determination of shareholders entitled to notice of and to vote at the meeting. On the Record Date, 10,011,673 shares of our Common Stock were issued and outstanding, each of which entitles the holder thereof to one vote on all matters that may come before the Annual Meeting. We do not have any class of voting securities outstanding other than our Common Stock. An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. If a quorum exists, actions or matters other than the election of the Board are approved if the votes cast in favor of the action exceed the votes cast opposing the action unless a greater number is required by the Colorado Business Corporation Act or our Articles of Incorporation. The nine nominees receiving the highest number of votes cast will be elected as directors. Abstentions will not affect the election of directors.

If as of the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then that firm or organization is the shareholder of record for purposes of voting at the Annual Meeting and you are considered the beneficial owner of shares held in “street name.” If you are a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares held in your account. If you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may vote your shares on routine matters or they may elect not to vote your shares. The proposal to ratify the appointment of our independent registered public accounting firm for the current fiscal year is considered a “routine matter,” but the other proposals being voted on at the Annual Meeting are not considered “routine matters” and brokers will not be entitled to vote on those proposals absent specific instructions and authorization from the beneficial owners of the shares. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” A broker non-vote occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker non-votes on a particular proposal are considered present for purposes of determining a quorum, but will not be treated as shares present and entitled to vote on any proposal other than the ratification of our public accounting firm and accordingly will have no effect on such vote.

We invite beneficial owners to attend the Annual Meeting. If you are a beneficial owner and not a shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent and bring such proxy to the Annual Meeting. If you want to attend the meeting, but not vote, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to May 31, 2012, a copy of the voting instruction card provided by your broker or other agent or other similar evidence of ownership.

A minimum of one-third of the shares of Common Stock issued and outstanding must be represented at the meeting in person or by proxy in order to constitute a quorum. Cumulative voting is not allowed for any purpose.

Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by proxies will be voted:

•

FOR the persons nominated by the Board for directors, being Robert N. Caruso, Michael D. Durham, Derek C. Johnson, Ronald B. Johnson, W. Phillip Marcum, Mark H. McKinnies, Robert E. Shanklin, Jeffrey C. Smith and Richard J. Swanson;

•

FOR the ratification of the Audit Committee’s selection of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

•	FOR the approval of Amendment No. 1 to the Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”) including approval of shares of common stock reserved for issuance under the 2007 Plan; and

•

FOR the approval of the Amended and Restated 2010 Non-Management Compensation and Incentive Plan (the “2010 Plan”), including approval of shares of common stock reserved for issuance under the 2010 Plan.

We do not know of any other matter or motion to be presented at the meeting. If any other matter or motion should be presented at the meeting upon which a vote must be properly taken, to the extent permitted by law, the persons named in the accompanying form of proxy intend to vote such proxy in accordance with that person’s judgment, including any matter or motion dealing with the conduct of the meeting.

Voting by Mail, via the Internet or by Telephone

Shareholders whose shares are registered in their own names may vote by mailing a completed proxy card, via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope and your shares will be voted at the Annual Meeting in the manner you direct. If no directions are specified, such proxies will be voted as described above.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares over the Internet or by telephone rather than by mailing a completed voting instruction card provided by the bank or brokerage firm. Please check the voting instructions card provided by your bank or brokerage house for availability and instructions. If Internet or telephone voting is unavailable from your bank or brokerage house, please complete and return the enclosed voting instruction card in the self-addressed postage paid envelope provided.

Any shareholder who completes a proxy or votes via the Internet or by telephone may revoke the action at any time before it is exercised at the Annual Meeting by delivering written notice of such revocation to the Company (c/o Mark H. McKinnies, Secretary), 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado, 80129, by submitting a new proxy executed at a later date, or by attending the Annual Meeting and voting in person.

EXPENSES OF SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board, and the cost of such solicitation will be borne by the Company. Georgeson Inc. will distribute proxy materials to beneficial owners, may solicit proxies by personal interview, mail, telephone, and electronic communications, and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the Company’s common stock held on the record date by such persons. The Company will pay Georgeson Inc. $7,500 for its proxy solicitation services plus related fees for any additional services and will reimburse Georgeson Inc. for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitations may also be made by personal interview, telephone, and electronic communications by directors, officers and other employees of the Company without additional compensation.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors consists of nine members. Our Nominating and Governance Committee recommended to our Board of Directors the slate of nine directors for re-election by our shareholders, and the Board approved the recommendation and the slate of directors. Each director will hold office until the next Annual Meeting of Shareholders and thereafter until a successor is elected and qualified. Cumulative voting is not permitted in the election of directors. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE INDIVIDUALS NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN FAVOR OF THE ELECTION OF THE FOLLOWING PERSONS NAMED AS OUR NOMINEES FOR DIRECTORS: ROBERT N. CARUSO, MICHAEL D. DURHAM, DEREK C. JOHNSON, RONALD B. JOHNSON, W. PHILLIP MARCUM, MARK H. MCKINNIES, ROBERT E. SHANKLIN, JEFFREY C. SMITH and RICHARD J. SWANSON.

All of the nominees are currently members of the Board. Each of the nominees has consented to be named herein and to serve if elected. We do not anticipate that any nominee will become unable or unwilling to accept nomination or election, but if this should occur, the persons named in the proxy intend to vote for the election in his stead of such other person as the Board may recommend. It is the policy and practice of the Company that all directors who reside in the metropolitan Denver, Colorado area attend the Annual Meeting. Five of our directors serving at the time of our 2011 Annual Meeting of Shareholders attended that meeting.

The following table sets forth certain information as to each nominee (and current director) of the Company:

Name	Age	Position and Offices	Director Since

Robert N. Caruso	60	Director, Chairman of the Compensation Committee, Member of the Nominating and Governance Committee	2006

Michael D. Durham	62	Director, President and Chief Executive Officer	2003

Derek C. Johnson (2)	51	Director, Member of the Audit and Nominating and Governance Committees	2006

Ronald B. Johnson	80	Director, Member of the Audit and Compensation Committees	2003

W. Phillip Marcum (3)	68	Chairman of the Board of Directors, Member of the Compensation and Nominating and Governance Committees	2008

Name	Age	Position and Offices	Director Since

Robert E. Shanklin (1)	40	Director, Member of the Nominating and Governance Committee	2011

Mark H. McKinnies	60	Director, Senior Vice President, Chief Financial Officer and Secretary	2003

Jeffrey C. Smith	60	Director, Chairman of the Nominating and Governance Committee and Member of the Compensation Committee	2003

Richard J. Swanson (4)	76	Director, Chairman of the Audit Committee, Member of the Compensation Committee	2006
(1)	Mr. Shanklin is the Vice President of Coal Technology of Arch Coal, Inc., a public company located in St. Louis, Missouri (NYSE: ACI). The initial appointment of Mr. Shanklin to our Board was made pursuant to a 2003 Subscription and Investment Agreement with Arch Coal, Inc. whereby our management agreed to make available one seat on the Board for an Arch Coal designee and to vote all shares and proxies they are entitled to vote in favor of such designee for so long as Arch Coal continues to hold at least 100,000 shares of our common stock.
(2)	Mr. Johnson has served as a director of Qualmark Corporation, a public company (OTC.PK: QMRK), since 2008.
(3)	Mr. Marcum has served as a chairman of the board of Applied Natural Gas Fuels, Inc., a public company located in Westlake Village, California (OTC: AGAS) since 2008. He has served as a director of Key Energy Services, Inc., a public company located in Houston, Texas (NYSE: KEG) since 1996 and Recovery Energy, Inc., located in Denver, Colorado (NASDAQ: RECV) since July 2011.
(4)	Mr. Swanson has served as a director and Audit Committee Chairman of Ascent Solar Technologies, Inc., a public company located in Thornton, Colorado (NASDAQ: ASTI) since January 2007.

Other than as set forth in footnote above with respect to Mr. Shanklin, there are no arrangements or understandings between any directors or executive officers and any other person or persons pursuant to which they were selected as directors or executive officers.

EXPERIENCE AND QUALIFICATIONS OF DIRECTOR NOMINEES

The Nominating and Governance Committee seeks directors with strong reputations and experience in areas relevant to our strategy and operations, such as mining, environmental and chemical technologies, government regulation and relations and supply chain management. Each of the nominees for election as director holds or has held senior executive positions in complex organizations and has operating experience that meets this objective, as described below. In these positions, the nominees have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development. The Nominating and Governance Committee also believes that each of the nominees has other key attributes that are critical to the composition of an effective Board: integrity and demonstrated impeccable ethical standards, sound judgment, analytical skills, the ability to work together in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on the Board and its Committees.

The specific experience, qualifications and background of each nominee follows:

Mr. Caruso currently serves as a managing partner of B/3 Management Resources, LLC, a management consulting and technical services firm, and has held that position since 1988. Mr. Caruso also serves as President of Design Net Engineering, LLC, an aerospace engineering company with which he has been affiliated since 2006. Mr. Caruso has also served as Vice President of IngeniumCare, LLC, a developer of remote healthcare monitoring systems, since 2003. From 1999 to 2001, Mr. Caruso was Vice President and General Manager of Applied Science & Technology, a public company at the time, providing reactive gas processing systems and specialty power sources to the semiconductor and medical equipment markets. Previously, Mr. Caruso was an executive officer of a division of Adolph Coors Company and held several management positions with the Aluminum Company of America (ALCOA). From June 2008 to April 2010, Mr. Caruso served as Chairman of the Board of American Shipping Company ASA, a Norwegian company with U.S. operations based in Philadelphia, PA (OSL:ASMC). Mr. Caruso has a B.S. in Engineering Mechanics and B.A. in General Arts and Sciences from Pennsylvania State University and an MBA from Wayne State University. Mr. Caruso served as Chairman of the Nominating and Governance Committee from January 1 to October 13, 2010 and has served as Chairman of the Compensation Committee since October 13, 2010. He has been a director of the Company for over five years.

Director Qualifications:

•

Leadership Experience—Managing Partner of B/3 Management Resources, LLC; President of Design Net Engineering, LLC; Vice President of IngeniumCare, LLC; Vice President and General Manager of Applied Science & Technology; Executive Officer of a division of Adolph Coors Company; Management Positions with ALCOA; Chairman of the Board of American Shipping Company ASA; Chairman of the Compensation Committee and Director of ADA-ES; MBA from Wayne State University.

•

Industry Experience—Officer and Senior manager at large industrial companies of technical projects including engineering product and manufacturing systems at the entities and in the capacities described above. Currently, an entrepreneur and executive in the aerospace and medical equipment industries.

Dr. Durham was a co-founder in 1985 of ADA Technologies, Inc., an Englewood, Colorado private company which contracts to the federal government and others for development of emission technologies. ADA Environmental Solutions, LLC, our wholly owned subsidiary, was originally spun-out of ADA Technologies in 1996. Dr. Durham has been President, CEO and a director of the Company since 2003 and President of ADA Environmental Solutions, LLC since its formation in 1996. In 2009, Dr. Durham served as a manager of ADA Carbon Solutions, LLC (“ADA-CS”), a former joint venture of ADA-ES with Energy Capital Partners I, LP and its affiliated funds. Dr. Durham has a B.S. in Aerospace Engineering from Pennsylvania State University, an M.S. and Ph.D. in Environmental Engineering from the University of Florida and an Executive MBA from the University of Denver. Dr. Durham is a member of the Board of the American Coal Council, a trade association of companies that sell, use and provide services related to coal, a Board member and officer of the Institute of Clean Air Companies, a trade association of companies that provide equipment to measure and control air pollution, and was appointed a member of the National Coal Council, which advises the Secretary of Energy on coal-related issues. He has been a director of the Company for over eight years.

Director Qualifications:

•

Leadership Experience—President, CEO and a Director of ADA-ES since 2003; Co-founder of ADA Technologies Inc.; President of ADA Environmental Solutions, LLC; Manager of ADA-CS; Executive MBA from the University of Denver.

•

Industry Experience—M.S. and Ph.D. in Environmental Engineering from the University of Florida; Member of the Board of American Coal Council; Board member and officer of the Institute of Clean Air Companies; Member of the National Coal Council. Senior manager of technical projects and intellectual property development at the entities and in the capacities described above.

Mr. Derek Johnson serves as the President of Fusion Specialties, a specialty supplier to the retail industry, and has held that position since September 2009 and previously from November 2005 to October 2008. Mr. Johnson previously served as the Vice President of new business development for Kennametal, a public company based in Pittsburgh, PA, a global provider of metalworking solutions using tungsten carbide inserts. Mr. Johnson held this position from October 2008 to August 2009. Since 2008, Mr. Johnson has served as a Director of Qualmark Corporation (OTC.PK: QMRK), a company that designs, manufactures, and markets proprietary equipment that rapidly and efficiently exposes product design and manufacturing-related defects for the purpose of improving product quality and reliability. From 1984 to 2005, Mr. Johnson was employed in various positions, including as President and Chief Operating Officer, by CoorsTek, a manufacturer of technical products, supplying critical components and assemblies for mining, automotive, semiconductor, aerospace, electronic, power generation, telecommunication and other high-technology applications on a global basis. He has a Higher National Certificate from Kirkcaldy College in Scotland and an Executive MBA from the University of Denver. Mr. Johnson has been a director of the Company for over five years.

Director Qualifications:

•

Leadership Experience—President of Fusion Specialties; Vice President of Kennametal; Director of Qualmark Corporation; President and Chief Operating Officer of CoorsTek; Director of ADA-ES; Executive MBA from the University of Denver.

•	Industry Experience—Senior management and experience in the development and manufacturer of technical products in diverse international markets at the entities and in the capacities described above.

Mr. Ronald Johnson has been involved in all phases of the chemical industry, including production, compounding and distribution in domestic and international markets, for 50 years. He held a marketing position in strategic planning with DuPont, a global provider of a wide range of innovative products and services, in its Industrial and Biochemical Department; Gamlen Chemical, an international compounding company as manager of worldwide development; and Univar, a large global chemical distributor from 1968 to 1984.

He served as a Board member of Charter National Bank and Trust from 1998 to 2002. Mr. Johnson also served on the Board of Earth Sciences, Inc. from 1999 to 2003. Mr. Johnson has been President of Twin-Kem International, Inc., a distributor of agricultural and industrial chemicals, since 1984, and President of ExecuVest, Inc., an oil & gas exploration company, since 1987. Mr. Johnson was Chairman of the Compensation Committee from January 1 to October 13, 2010. He has been a director of the Company for over eight years.

Director Qualifications:

•

Leadership Experience—Strategic planning position with DuPont; Manager at Gamlen Chemical and Univar. Board member of Charter National Bank and Trust and Earth Sciences, Inc.; Director of ADA-ES; President of ExecuVest, Inc. and Twin-Kem International, Inc.

•	Industry Experience—Over 50 years of domestic and international experience in the industrial chemicals market at the entities and the capacities described above.

Mr. Marcum was appointed a director of the Company in January 2008. Mr. Marcum has served as a chairman of the board of Applied Natural Gas Fuels, Inc., a liquefied natural gas producer based in Westlake Village, California (OTC: AGAS) since 2008. He has served as a director of Key Energy Services (NYSE: KEG), an oilfield services company based in Houston, Texas, since 1996. Prior to his appointment to the Board of Key Energy Services, he was the non-executive Chairman of the Board of WellTech, Inc., an energy production services company, from 1994 until March 1996, when WellTech was merged into Key Energy Services. In July 2011, Mr. Marcum was appointed as a director of Recovery Energy, Inc., a Denver, Colorado-based oil and gas company. From January 1991 to April 2007, Mr. Marcum was Chairman of the Board, President and Chief Executive Officer of Metretek Technologies, Inc., currently known as PowerSecure International (NASDAQ: POWR), which develops energy and smart grid solutions for electric utilities, and their commercial, institutional, and industrial customers. He retired in April 2007. Mr. Marcum has been a principal in MG Advisors, LLC since

April 2007. He holds a bachelor’s degree in Business Administration from Texas Tech University. Mr. Marcum has served as Chairman of the Board since June 2009. He has been a director of the Company for over three years.

Director Qualifications:

•

Leadership Experience—Chairman of the Board of Applied Natural Gas Fuels; Director of Key Energy Services; Director of Recovery Energy; Non-executive Chairman of WellTech; Chairman, President and CEO of Metretek Technologies; Chairman of the Board of ADA-ES.

•	Industry Experience—Extensive experience in oil and gas development stage and public companies at the entities and in the capacities described above.

Mr. Shanklin joined Arch Coal, a public company headquartered in St. Louis, Missouri (NYSE: ACI) and one of the nation’s largest and most efficient coal producers, in June 2007 as Vice President of Coal Technology. He also serves on the boards of directors for two privately held companies of which Arch Coal is an investor. Prior to his time with Arch Coal, Mr. Shanklin served as Vice President of Marketing & Development for Aquila, Inc. in Kansas City, Missouri. He also held various leadership positions with subsidiaries of Aquila, Inc., including President and Chairman of Aquila Merchant Services. Mr. Shanklin was recently selected as a 2010 Eisenhower Fellow. He holds a B.S. degree in Electrical Engineering from Kansas State University and an M.B.A. degree from the University of Missouri, Kansas City. Mr. Shanklin has been a director of the Company for less than one year.

Director Qualifications:

•	Leadership Experience—Vice President of Coal Technology for Arch Coal, Inc. and various positions in energy project development and asset and commodity management with Aquila Inc.; Director of ADA-ES.

•

Industry Experience—In his capacity as Vice President of Arch Coal, understands coal industry and market and related coal industry product development as well as international markets, which the company plans to pursue. Arch Coal serves many of the same customers as ADA-ES.

Mr. McKinnies has served as our Chief Financial Officer and Secretary since 2003 and was appointed as Senior Vice President in September 2005. Mr. McKinnies was employed by Earth Sciences from 1978 through 2000. A CPA, Mr. McKinnies worked for Peat, Marwick, Mitchell & Co., a national accounting firm, before commencing employment at Earth Sciences in 1978. Mr. McKinnies holds a bachelors degree in Accounting from the University of Denver. He has been a director of the Company for over eight years.

Director Qualifications:

•	Leadership Experience—Senior Vice President, Chief Financial Officer and Director of ADA-ES; Former Manager of ADA-CS and Clean Coal.

•	Industry Experience—Served in various capacities at Earth Sciences (the predecessor of ADA-ES) and at ADA-ES for over 30 years.

•	Finance Experience—CPA and worked at the national accounting firm Peat, Marwick, Mitchell & Co; Accounting degree from University of Denver; CFO of ADA-ES.

Mr. Smith was appointed a director of the Company in August 2003. He has unique experience with the air pollution control industry, the industry in which the Company operates, which has given him keen insight into clean air rules, as well as market dynamics and corporate decision-making within the industry. For over 17 years, as the Executive Director of ICAC, he led strategy discussions on government affairs with top management of scores of companies in the air pollution control industry. He has testified over ten times before the U.S. Congress and dozens of times before state clean air regulators. He has also written testimony on nearly 100 proposed clean air rules. He has spoken at conferences (often as the keynote speaker) focused on clean air rules and policy. Most of these national and international conferences were sponsored by organizations of industrial and utility companies who purchase air pollution controls. He is the author of over a dozen articles on clean air policy, and has been quoted widely in clean air trade journals, as well as The Washington Post, New York Times, and Wall Street Journal. Early in his career Mr. Smith served as an appellate litigation attorney for the U.S. Environmental Protection Agency, for which he received two special bonus awards for negotiation and brief-writing in matters involving the utility and coal industries. Mr. Smith also was a founder and acted as managing partner in ESI International from 1981 until April 2003. ESI is a consulting company that employs attorneys, engineers and scientists, and ESI’s primary client base is companies in the air pollution control field. After leaving ESI in 2005, Mr. Smith had his own consulting firm, the Law Offices of Jeffrey C. Smith, until December 2009, representing members of the air pollution control industry on government affairs. He retired in 2010. Mr. Smith holds a B.A., magna cum laude, in economics from Duke University, where he was elected to Phi Beta Kappa. He also has a J.D. from The University of Michigan Law School. Mr. Smith is chairman of the Nominating and Governance Committee, a position he has held since October 13, 2010. He served on the Company’s audit committee from January 1 to October 13, 2010 and as our Chairman of the Board from March 2006 until June 2009. Mr. Smith has been a director of the Company for over eight years.

Director Qualifications:

•	Leadership Experience—Executive Director of ICAC; Founder and Managing Partner of ESI and the Law Offices of Jeffrey Smith; Chairman of the Nominating and Governance Committee and Director of ADA-ES.

•	Industry Experience—Extensive and varied experience within the air pollution control industry and author of over a dozen articles on clean air policy.

•	Government Experience—Testified before Congress and state regulators. Appellate litigation attorney for the EPA.

Mr. Swanson was appointed a director of the Company in July 2006. Mr. Swanson has been an advisor and performance coach to CEOs and business owners in Colorado for 15 years through an affiliation with Vistage International, Inc. (formerly the Executive Committee), the world’s leading CEO membership organization. Previously he was with Accenture, an international consulting firm, was the CFO of the Denver Regional Transportation District (“DRTD”), a $200 million company, and was the founder and president of Real Estate Associates, Inc. (“REA”), a commercial real estate investment and development company in Denver, Colorado. He has accomplished corporate turnaround projects, has served on a number of private company boards, and is also a director and Audit Committee Chairman of Ascent Solar Technologies Inc. (NASDAQ: ASTI), a developer and manufacturer of solar technology. He has a B.A. in History from the University of Colorado and an MBA from Harvard Business School. Mr. Swanson is Chairman of the Audit Committee. He has been a director of the Company for over five years.

Director Qualifications:

•

Leadership Experience—Advisor and performance coach to CEO’s and business owners in Colorado for 15 years through an affiliation with Vistage International, Inc.; CFO of the DRTD and founder and president of REA; MBA from Harvard Business School; Chairman of the Audit Committee and Director of ADA-ES and Ascent Solar Technologies Inc.

•	Finance Experience—Consultant at Accenture and experience in the senior finance positions at the entities and the capacities described above.

No family relationship exists between any directors or executive officers.

CORPORATE GOVERNANCE

Director Independence

The Board maintains audit, compensation and nominating and governance committees. In our fiscal year 2011 all directors other than Dr. Durham and Mr. McKinnies qualified as “independent directors” as defined in NASD Rule 4200(a)(15), and each Board committee was comprised solely of independent directors. The charters of each committee are available on our website at www.adaes.com under “Investor Relations.”

Board Meetings and Committees

Our Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. However, in accordance with corporate legal principles, the Board is not involved in day-to-day operating matters. Members of the Board are kept informed of the Company’s business by participating in Board and committee meetings, by reviewing analyses and reports sent to them weekly and monthly, and through discussions with the President and other officers.

The Board of Directors met eight times in 2011. At each of the Board of Directors meetings the independent directors were polled to determine if they believed an Executive Session was needed. On four occasions such sessions were held where management of the Company was excluded. Both the Audit and Nominating and Governance Committees met five times in 2011. The Compensation Committee met eight times in 2011. All of the directors were present for more than 75% of the meetings of the Board of Directors and the committees of which they were members held during their individual terms.

Audit Committee

Our Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which consists of Messrs. Derek Johnson, Ronald Johnson and Richard Swanson. Mr. Swanson serves as the chairman of the Audit Committee. Our Board has determined that Mr. Swanson is an Audit Committee Financial Expert. Mr. Swanson is “independent” as that term is used in the listing requirements for the NASDAQ Stock Market, and a brief listing of his relevant experience is stated in his biography above under the caption entitled “Experience and Qualifications of Director Nominees.”

The role and functions of the Audit Committee are set out in the Audit Committee Charter, as amended, originally adopted by the Company’s Board and most recently amended on September 22, 2005. The role of the Audit Committee is one of oversight of the services performed by the Company’s independent registered public accounting firm and internal audit consultants, evaluating the Company’s accounting and financial reporting processes, system of internal controls and audits of our financial statements. The Audit Committee’s functions include the following: reviewing and assessing the Audit Committee Charter annually; overseeing the Company’s compliance with legal, ethical and regulatory requirements; overseeing the Company’s processes to identify and manage business and financial risk; appointing, approving the compensation of and reviewing the Company’s relationships with its independent registered public accounting firm and/or other auditors and assessing the impact such relationships may have on the auditors’ objectivity and independence; taking other appropriate action to oversee the independence of the outside auditors; reviewing and considering the matters identified in Statement on Auditing Standards No. 61 with the outside auditors and management; reviewing and discussing the Company’s financial statements and report on internal control with the outside auditors and management; recommending whether the Company’s audited financial statements should be included in the Company’s Form 10-K for filing with the Securities and Exchange Commission (“SEC”); and reporting to the Board on all such matters. In performing its oversight function, the Audit Committee relies upon advice and information received in its discussions with the Company’s management and independent registered public accounting firm.

Report of the Audit Committee

The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2011 with the Company’s management; (ii) discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding communication with audit committees (AICPA Professional Standards, Vol. 1, AU section 380); and (iii) received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the Company’s independent accountants the independent accountants’ independence.

Based on the review and discussions with management and the Company’s independent registered public accounting firm referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements as of and for the years ended December 31, 2011, 2010 and 2009 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

Respectfully submitted,

The Audit Committee:	Richard Swanson, Chairman
Derek Johnson
Ronald Johnson

Nominating and Governance Committee

Our Board has appointed a Nominating and Governance Committee consisting of Messrs. Caruso, Derek Johnson, Marcum, Shanklin and Smith. Mr. Smith serves as the chairman of the Nominating and Governance Committee. The responsibilities of the Committee, as set forth in the Nominating and Governance Committee Charter, most recently amended on July 11, 2011, include selecting director nominees for the Board, reviewing director compensation and benefits and submitting the same to the entire Board for approval, overseeing the annual self-evaluation of the Board and its committees, recommending the structure and composition of Board committees to the entire Board for approval and monitoring in conjunction with the Audit Committee compliance with our Code of Ethics and Business Conduct and granting any waivers thereto with respect to directors and executive officers, recommending individuals to serve as Chairperson of the Board and Chief Executive Officer and reviewing the Chief Executive Officer’s recommendations for individuals to serve as executive officers and analyzing and recommending such persons to the Board.

Criteria established for the selection of candidates for the Board include:

a.	An understanding of business and financial affairs and the complexities of an organization that operates as a public company in the business of the Company;

b.	A genuine interest in representing all of our shareholders and the interests of the Company overall;

c.	A willingness and ability to spend the necessary time required to function effectively as a director;

d.	An open-minded approach to matters and the resolve and ability to independently analyze matters presented for consideration;

e.	A reputation for honesty and integrity that is above reproach;

f.	Any qualifications required of independent directors by the NASDAQ Stock Market and applicable law; and

g.	As to any candidate who is an incumbent director (who continues to be otherwise qualified), the extent to which the continuing service of such person would promote stability and continuity in the Boardroom as a result of such person’s familiarity and insight into the Company’s affairs, and such person’s prior demonstrated ability to work with the Board as a collective body.

Director nominees are generally identified by our officers, directors or shareholders based on industry and business contacts. Regardless of the source of the nomination, nominees are interviewed and evaluated by the Nominating and Governance Committee, other members of the management team and the Board as deemed appropriate by the Nominating and Governance Committee. The Nominating and Governance Committee then presents qualified candidates to the Board for a final discussion and vote.

We do not have a formal policy with respect to the consideration of diversity in the identification of director nominees, but the Nominating and Governance Committee strives to select candidates for nomination to the Board with a variety of complementary skills so that, as a group, the Board possesses the appropriate talent, skills and expertise to oversee the Company’s businesses.

Under the Nominating and Governance Committee Charter, the Nominating and Governance Committee will consider nominees submitted by our shareholders. Recommendations of individuals that meet the criteria set forth in the Nominating and Governance Committee Charter for election at our 2013 annual meeting of shareholders may be submitted to the Committee in care of Mark H. McKinnies, Secretary, at 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado 80129 no later than February 13, 2013.

The Committee has recommended to our Board the slate of directors for this Annual Meeting as set forth above. No third party was used in identifying or evaluating nominees, and we received no shareholder recommendations for nominees. The initial appointment of Mr. Shanklin to our Board was made pursuant to a 2003 Subscription and Investment Agreement with Arch Coal, Inc. whereby our management agreed to make available one seat on the Board for an Arch Coal designee and to vote all shares and proxies they are entitled to vote in favor of such designee for so long as Arch Coal continues to hold at least 100,000 shares of our common stock.

Compensation Committee

Our Board has appointed a Compensation Committee consisting of Messrs. Caruso, Ronald Johnson, Marcum, Smith and Swanson. Mr. Caruso serves as the chairman of the Compensation Committee. The responsibilities of the Compensation Committee, as set forth in the Compensation Committee Charter, most recently amended on July 11, 2011, include reviewing our executive compensation programs to analyze their alignment with attracting, retaining and motivating our executive officers to achieve our business objectives; establishing annual and long-term performance goals for our executive officers and evaluating their performance in light of such goals, reviewing and making recommendations concerning our long-term incentive plans and shareholder proposals related to compensation and administering our equity-based and employee benefit plans. See “Executive Compensation” below for additional information.

Shareholder Communications to Directors

Any shareholder may communicate directly with the Board (or any individual director) by writing to the Chairman of the Board, ADA-ES, Inc., 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado 80129 or by emailing the Board through the “Contact the Board” link on our website at www.adaes.com. Any such communication should state the number of shares beneficially owned by the shareholder making the communication. Provided that such communication addresses a legitimate business issue, the Company or the Chairman will forward the shareholder’s communication to the appropriate director. For any communication relating to accounting, auditing or fraud, such communication will be forwarded promptly to the Chairman of the Audit Committee.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to our officers, directors and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller or other persons performing similar functions, which includes a code of ethics as defined in Item 406(b) of SEC Regulation S-K. A copy of our Code of Ethics and Business Conduct, which was most recently amended on October 18, 2011, is available on our website at www.adaes.com. We intend to disclose any amendments to certain provisions of our Code of Ethics and Business Conduct, or waivers of such provisions granted to executive officers and directors, on our website.

Board Leadership Structure and Role in Risk Oversight

We have a policy of keeping the roles of Chief Executive Officer and Chairman of the Board separate, and the roles are currently filled by two different individuals. We believe this arrangement is appropriate as it recognizes the distinction between the role played by the Chief Executive Officer, which is a position being more heavily oriented towards day-to-day management, while the Chairman functions as an independent director whose role is to oversee the Board of Directors and to participate in and chair executive sessions of the Board.

The Board has designated the Audit Committee to take the lead in overseeing risk management, and the Audit Committee periodically reports to the Board regarding briefings provided by management and advisors as well as the Committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes. In addition to this compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s strategy and day-to-day business operations. The Board and management, including our Vice President and Corporate Counsel, continually work together to assess and analyze our most likely areas of risk.

BOARD RECOMMENDATION

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PERSONS NOMINATED BY THE BOARD FOR DIRECTORS, BEING ROBERT N. CARUSO, MICHAEL D. DURHAM, DEREK C. JOHNSON, RONALD B. JOHNSON, W. PHILLIP MARCUM, MARK H. MCKINNIES, ROBERT E. SHANKLIN, JEFFREY C. SMITH AND RICHARD J. SWANSON.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Relationship with Independent Registered Public Accounting Firm

The Audit Committee has appointed Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for the fiscal year ending December 31, 2012.

Shareholder ratification of the Audit Committee’s selection of EKS&H as our independent registered public accounting firm as requested in Proposal 2 is not required by our bylaws or otherwise. The Board is submitting this proposal to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain this firm. We anticipate that a representative of EKS&H, who conducted the audits for the years ended December 31, 2011, 2010 and 2009, will be present at the Annual Meeting of Shareholders. There have been no disagreements on matters of accounting principles or practices, financial statement disclosures or audit scope or procedures between the Company and

EKS&H, during the most recent fiscal year or any subsequent interim period. The representative of EKS&H will be available to respond to shareholder questions and will have the opportunity to make a statement at that time if the representative desires to do so.

Audit Fees

	EKS&H
	2011	2010
Audit Fees (1)	$169,219	$188,911
Audit Related Fees (2)	$13,000	$4,000
Tax Fees (3)	$1,950	$5,618

(1)	Includes annual and quarterly review services related to our Form 8-K, 10-Q, 10-K filings, Section 404 internal control audit service and review services related to the filings of Registration Statements on Form S-3, S-4 and Form S-8.
(2)	Includes consultation services related to a Department of Energy audit for governmental projects.
(3)	Includes services related to a sales and use tax audit for the years 2005 through 2009 from the state of Colorado.

Audit Committee Approval of Services

The Audit Committee pre-approves all audit or non-audit services performed by our independent accountant in accordance with Audit Committee policy and applicable law. The Audit Committee generally provides pre-approval of audit services and services associated with SEC registration statements, other SEC filings and responses to SEC comment letters (Audit Fees) and services related to internal control reviews, internal control reporting requirements and consultations with our management as to accounting or disclosure treatment of transactions or events and the impact of rules, standards or interpretations by the SEC and other regulatory or standard-setting bodies (Audit-Related Fees) for each 12-month period within a range of approved fees. To avoid certain potential conflicts of interest, the law prohibits us from obtaining certain non-audit services from our independent accountant. The Audit Committee has delegated authority to approve permissible services to its Chairman. The Chairman reports such pre-approvals to the full Audit Committee at its next scheduled meeting. The Audit Committee Chairman pre-approved 100% of the services provided by the independent accountants in 2011. None of the services of the independent accountants in 2011 were of the type specified in Rule 2-01(c)(7)(i)(C) of SEC Regulation S-X.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF EHRHARDT KEEFE STEINER & HOTTMAN PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

EXECUTIVE OFFICERS

Information concerning our executive officers who are not director nominees is provided below. See “Election of Directors” above for information regarding Dr. Durham and Mr. McKinnies.

Name	Age	Positions and Offices

Christine B. Amrhein	50	Vice President and Corporate Counsel

C. Jean Bustard	54	Chief Operating Officer

Cameron E. Martin	54	Vice President Emissions Control Systems

Richard L. Miller	58	Vice President Business Development

Richard J. Schlager	60	Vice President Technology Services Division

Sharon M. Sjostrom	45	Chief Technology Officer

Each of the officers named above serves at the pleasure of the Board.

Ms. Amrhein became Vice President and Corporate Counsel of the Company in July 2011. Prior to her appointment, Ms. Amrhein served as Vice President – Associate General Counsel of The TriZetto Group, Inc. since 2008. From 2003 through 2008, Ms. Amrhein was Senior Counsel of First Data Corporation. From 1989 through 2003, Mr. Amrhein had various legal and business roles with The Timken Company. Ms. Amrhein currently serves as the Co-Chair of the Transactions Practice Committee of the Colorado Chapter of the Association of Corporate Counsel. Ms. Amrhein holds a B.A. degree from Allegheny College, an M.A. degree from the University of Exeter and a J.D. degree from the University of Pittsburgh School of Law. Ms. Amrhein also completed the Executive Program at the University of Virginia Darden School of Business.

Ms. Bustard was appointed Chief Operating Officer of the Company in June 2004. She was appointed Manager of Clean Coal Solutions, LLC, our consolidated subsidiary, in January 2012. Ms. Bustard served as Interim President of ADA-CS from October 2008 through September 2010 and served as a member of its Board of Managers from October 2008 through November 2011. Prior to her appointment as COO, she served as Executive Vice President of ADA Environmental Solutions, LLC, our wholly-owned subsidiary, beginning with its formation in 1996. Ms. Bustard was employed by ADA Technologies from 1988 through 1996. Ms. Bustard holds a B.S. in Physics Education from Indiana University, an M.A. in Physics from Indiana State University and an Executive MBA from the University of Colorado.

Mr. Martin was appointed Vice President of Emissions Control Systems of the Company in December 2007. Prior to that appointment he served the Company as a Director of Mercury Control since 2003, Director of Engineering since 1997 and Project Manager in 1996. Mr. Martin has a B.S. in Environmental Science from West Virginia University.

Mr. Miller has served as our Vice President of Business Development since January 2011. Prior to that appointment he served as Vice President Business Development of Utility Systems from November 2005 to December 2010. He was previously employed by Hamon Research-Cottrell (HRC), a major provider of air pollution control technology solutions for utilities, refineries and other industries serving the North American market, from 1990 to November 2005, most recently as Vice President of Sales with primary responsibility in Particulate and Mercury Control Technologies. Prior to 1989, Mr. Miller was employed by Buell/General Electric Environmental Services, Inc. (now a part of Marsulex, Inc. and also Fisher-Klosterman, Inc., a CECO Environmental Company), in various technical and sales positions with direct responsibility for all fabric filter technologies. Mr. Miller currently serves as Co-Chair of ICAC’s Mercury Control division and has previously served as Chairman of ICAC’s Fabric Filter Division. Mr. Miller has an A.A.S. in Marine Science Technology from Southern Maine University, a B.S. Degree in Management from Lebanon Valley College and an Executive MBA from Colorado Technical University.

Mr. Schlager was appointed as our Vice President of Technology Services Division in August 2010. Prior to that appointment he served as Vice President of Administration of the Company since August 2007, served as the Vice President, Contract Research and Development from 2000 to 2007 and was employed by ADA Technologies from 1989 until that time. Mr. Schlager holds a B.S. in Chemistry and an M.S. in Metallurgical Engineering from the Colorado School of Mines.

Ms. Sjostrom has served as our Chief Technology Officer since January 2011 and served as Vice President of Technology from January 2007 to December 2010. Previously she served the Company as Director, Technology Development since 2003 when we acquired her company EMC Engineering, LLC, an engineering services company, where she served as President since 2002. From 1998 until September 2002, Ms. Sjostrom served as Director of Emissions Control for Apogee Scientific, LLC, a provider of advanced engineering and environmental technologies. Ms. Sjostrom has a B.S. in Mechanical Engineering from Colorado State University, an M.S. in Mechanical Engineering from the California Institute of Technology and an Executive MBA from the University of Denver.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL SHAREHOLDERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table provides information with respect to the beneficial ownership of the Company’s common stock by (1) each of our shareholders whom we believe are beneficial owners of more than 5% of our outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. We base the share amounts shown on each person’s beneficial ownership as of May 31, 2012 (including options exercisable within 60 days thereof), unless we indicate some other basis for the share amounts. Percentage ownership is calculated based on 10,011,673 shares outstanding as of May 31, 2012. Except as noted below, each of the individuals named below has sole voting and investment power for the respective shares.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class
Christine Amrhein (Vice President and Corporate Counsel) 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	17,390	(1)	*
C. Jean Bustard (Chief Operating Officer) 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	101,384	(2)	1.0%
Robert N. Caruso (Director) 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	25,671	(3)	*
Michael D. Durham (Director, President and CEO) 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	292,984	(4)	2.9%
Derek Johnson (Director) 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	8,913		*
Robert E. Shanklin (Director) 1 CityPlace Dr., St. Louis, MO	-0-	(5)	*
Ronald B. Johnson (Director) 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	28,722	(6)	*
W. Phillip Marcum (Director) 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	40,359	(7)	*
Cameron E. Martin (VP Emissions Control Systems) 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	18,708	(8)	*
Mark H. McKinnies (Director, Secretary, Senior VP and CFO) 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	120,574	(9)	1.2%
Richard Miller (VP Business Development for Utility Systems) 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	33,493	(10)	*

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class
Richard J. Schlager (VP Technology Services Division) 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	59,634	(11)	*
Sharon M. Sjostrom (Chief Technology Officer) 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	28,404	(12)	*
Jeffrey C. Smith (Director) 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	41,180		*
Richard Swanson (Director) 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	14,700		*
Directors and Officers as a Group (15 individuals)	832,116	(13)	8.3%
*	Less than 1%.

Notes:

(1)	Included in the amount shown are 2,666 shares of restricted stock held by Ms. Amrhein which have not vested and are subject to certain repurchase rights and 14,724 shares held indirectly by Ms. Amrhein (by spouse). Included in the 14,724 shares held by spouse are 1,937 shares to which Mr. Amrhein has the right to acquire beneficial ownership through stock options, 1,123 shares of restricted stock which have not yet vested and are subject to certain repurchase rights and 4,184 shares held in Mr. Amrhein’s 401(k) Plan (as defined below) account.
(2)	Included in the amount shown are 24,543 shares to which Ms. Bustard has the right to acquire beneficial ownership through stock options, 12,000 shares of restricted stock which have not yet vested and are subject to certain repurchase rights and 17,678 shares held in Ms. Bustard’s 401(k) Plan account.
(3)	Included in the amount shown are 8,622 shares held by B/3 Management Resources, LLC, which is controlled by Mr. Caruso as a Managing Director.
(4)	Included in the amount shown are 55,138 shares held in Dr. Durham’s 401(k) Plan account, 15,000 shares of restricted stock which have not yet vested and are subject to certain repurchase rights, and 49,010 shares to which Dr. Durham has the right to acquire beneficial ownership through stock options.
(5)	Does not include 293,313 shares held by Arch Coal, Inc. Mr. Shanklin is Vice President of Coal Technology at Arch Coal and disclaims beneficial ownership of such shares.
(6)	Included in the amount shown are 7,777 shares held by the Johnson Family Trust and 20,945 shares held by Twin-Kem International, Inc., which is controlled by Mr. Johnson as the President and Owner.
(7)	Included in the amount shown are 5,000 shares to which Mr. Marcum has the right to acquire beneficial ownership through stock options.
(8)	Included in the amount shown are 394 shares of restricted stock which have not vested and are subject to certain repurchase rights and 8,142 shares held in Mr. Martin’s 401(k) Plan account.
(9)	Included in the amount shown are 34,590 shares held in Mr. McKinnies’ 401(k) Plan account, 500 shares held as trustee for the MJ Kraft Trust, 12,000 shares of restricted stock which have not vested and are subject to certain repurchase rights and 34,210 shares to which Mr. McKinnies has the right to acquire beneficial ownership through stock options.
(10)	Included in the amount shown are 13,000 shares to which Mr. Miller has the right to acquire beneficial ownership through stock options, 1,500 shares of restricted stock which have not vested and are subject to certain repurchase rights and 4,993 shares held in Mr. Miller’s 401(k) Plan account.
(11)	Included in the amount shown are 28,300 shares to which Mr. Schlager has the right to acquire beneficial ownership through stock options and 18,936 shares held in Mr. Schlager’s 401(k) Plan account.
(12)	Included in the amount shown are 2,363 shares to which Ms. Sjostrom has the right to acquire beneficial ownership through stock options and 7,259 shares held in Ms. Sjostrom’s 401(k) Plan account.
(13)	The amount shown includes options to purchase 158,363 shares of our common stock held by individuals in the group.

EXECUTIVE COMPENSATION

Our philosophy for executive compensation is set forth in a document entitled “Amended and Restated ADA-ES Executive Compensation Plan” (the “EC Plan”) which was adopted by the Compensation Committee of the Board on February 22, 2012. The ADA-ES compensation philosophy is designed to support achievement of our company strategies and goals, thereby creating long-term value for our shareholders and customers and ensuring our ability to recruit and retain highly qualified executive employees. The EC Plan will:

•	Employ a process that fully complies with all legal, regulatory and disclosure requirements.

•	Support our company’s vision, mission, strategy, and values in the long-term best interests of our shareholders.

•	Require Board approval of the philosophy underlying executive compensation and periodic reports on the program’s adherence to these guidelines.

•

Vest in the Compensation Committee responsibility for oversight, implementation and administration of executive compensation and benefits, including the establishment of appropriate measures of materiality which determine those matters that are subject to committee review and approval.

•

Ensure that members of the Compensation Committee, together with their legal counsel and consultants, are independent and do not have a conflict of interest relative to the executive or compensation being reviewed or any related products/services being utilized or considered.

•	Attract and retain the best executive talent and a highly qualified diverse workforce within a non-discriminatory, merit-based compensation program.

•

Utilize external compensation data to benchmark comparable positions in similar industries and companies within our geographical region as one key factor in establishing the competitiveness of our executive salaries, incentives and benefits.

•	Provide internal equity and fairness by considering differences among executive-level job qualification/skill requirements, responsibility/accountability, value creation and performance.

•	Give flexibility to the Compensation Committee to make compensation decisions adaptable to changing business conditions and within budgetary guidelines.

•	Encourage competency-building by linking career development, performance management and compensation rewards.

•	Achieve a performance-driven leadership culture that generates growth, profitability and long-term shareholder value.

•	Provide clear prioritization, focus and measurement on strategic and operational goals with a meaningful link to rewards.

•	Recognize and reward individual and executive-group leadership, innovation, achievement, contribution and excellence.

•	Encourages recruitment, retention, and motivation of outstanding executives so that the organization can achieve its mission and objectives.

•	Include periodic adjustments to pay ranges based upon changes in the marketplace.

The EC Plan applies to the Executive Team, which includes the President/Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, Chief Technology Officer and all Vice Presidents of the Company. Executives become eligible to participate in this plan after completing 12 months of continuous service with ADA-ES. Participation may be modified based on the Board’s approval.

The Compensation Committee establishes the base salary for all executive officers and establishes annual performance incentive metrics. The CEO makes recommendations as to base salary and incentive compensation of all other executive officers to the Compensation Committee. Base salary is defined as ongoing, cash compensation paid bi-weekly based on such factors as job responsibilities, external competitiveness, and the individual’s experience and performance. Pay ranges are set based on the local market for similar positions, with consideration given to regional and national rates of pay for employees serving similar functions in comparable companies. Base salary is typically increased annually based on cost of labor/living increases. In determining appropriate merit increases, we consider the actual market change for various job families in addition to published local CPI-U data. The market change is determined by tracking the year-over-year change in the median rate for a given position or job family using regional salary surveys. ADA-ES attempts to ensure middle market pay for solid performers and consider higher levels of pay for outstanding performers. ADA-ES does not intend to be a market leader in base compensation. A decision to materially increase or decrease compensation would be based on the aforementioned factors. Mountain States Employers Council, a regional compensation consultant (“MSEC”), has been engaged by the Compensation Committee and has assisted with the design and application of the EC Plan, and advised on the appropriateness of incentive levels for executive positions.

On July 27, 2010, the Compensation Committee approved an increase in Dr. Durham’s base salary to $405,000, in Mr. McKinnies’ base salary to $300,000, and in Ms. Bustard’s base salary to $255,000, all to be effective as of January 1, 2011 and increases in the salaries of the Company’s other executive officers effective as of July 1, 2010. On January 12, 2012, the Compensation Committee approved an increase in Dr. Durham’s base salary to $485,000, in Mr. McKinnies’ base salary to $325,000, in Ms. Bustard’s base salary to $275,000 and increases in the salaries of the Company’s other executive officers, all to be effective as of January 1, 2012. These increases were made based upon data provided by MSEC that showed higher salary levels for public company executives. Data considered by the Compensation Committee prior to July 2010 was primarily for private companies.

Annual performance incentives are designed to motivate the management team to achieve critical short-term goals, typically one to two years, which are expected to contribute to the long-term health and value of the organization. Incentives may be paid in cash or equity as determined by the Board. We generally grant restricted stock awards to new executives at the Board meeting following the commencement of employment.

Incentive amounts are set based on organization level and market practices. The performance metrics under the EC Plan focus on specific business objectives set during the first half of each year. Objectives are those metrics which management and the Board determine are most important to the short and long term health and value of the organization. The objectives for 2011 were based on revenues, gross margins, expense ratio, working capital, Refined Coal units placed into service, CO2 Capture projects, and readiness in responding to Maximum Achievable Control Technology (“MACT”) regulations. Potential incentive amounts for 2010 and 2011 performance were established at 50% and 40% of base salary for the CEO and other members of the executive team, respectively.

In 2004, we adopted the Executive Stock Option Plan (the “2004 ESO Plan”) discussed below, and granted all 200,000 options authorized under such plan to our then five executive officers, expecting to utilize the acceleration of vesting of such options, for so long as they are available, as the means to pay any incentive amounts earned by the executive officers pursuant to the EC Plan who are also covered in the 2004 ESO Plan for the following several years. Because the exercise prices of the outstanding options far exceeded our stock price, in early 2009, the Board vested all remaining outstanding stock options including those remaining in the 2004 ESO Plan. We have not granted options to the executive officers who received options under the 2004 ESO Plan since 2004. Our share-based compensation, including options granted under the 2003 Plan and the 2004 ESO Plan, is accounted for at an estimated fair value (See Footnote 1 to the Consolidated Financial Statements included in Item 8 of our Form 10-K for the year ended December 31, 2011).

Summary of vested shares from the 2004 ESO Plan:

	Shares	Option Exercise Price
Shares on January 1, 2005	172,920	—
2005 Vested	38,428	$8.60
2006 Vested	17,258	$8.60
2007 Vested	—	—
2008 Vested	—	—
2009 Vested	117,234	$8.60

Options granted under the 2004 ESO Plan are non-qualified stock options (“NQSO”). The Compensation Committee chose NQSOs as a means to pay any incentive amounts earned by the executive officers pursuant to the EC Plan because it believed such options aligned the interests of the executive officers with the interest of our shareholders, provided potential additional value from appreciation and allowed the recipient to determine the timing of tax consequences from the award. From a practical standpoint, such an approach does not work if the market price of the stock is at or near the option exercise price.

Annual incentive awards under the EC Plan for the CEO and the other executive officers as a group are made by the Compensation Committee in January or February of each year with respect to the previous year’s performance. The CEO has the discretion to allocate the incentive pool set by the Committee to the other executive officers, subject to final approval by the Committee Chairman over such allocations. Annual incentives, if any, are generally planned for payment by February 28th of the calendar year following the incentive period. In December 2011, the Compensation Committee approved payment of incentives under the EC Plan for 2011 performance at 80% of the amounts estimated, with the balance to be paid in the first quarter of 2012 based on final reviewed financial statements for 2011. Incentives paid in cash are subject to payroll taxes and other customary withholdings. These incentives can be deferred and paid to a designated beneficiary, although that has not been the case with any incentives awarded thus far. In early 2011 and 2012 the Compensation Committee approved an incentive award earned by executive officers based on 2010 and 2011 performance, respectively, under the EC Plan with a value of $626,952 and $482,400, respectively, in the aggregate for the CEO and the other executive officers as a group. The Compensation Committee allocated 21% and 28% of the 2010 and 2011 Incentive Awards to the CEO and gave the CEO discretion to allocate the remaining amounts to the other executive officers.

From time to time the Board may recognize exemplary performance of any executive with a cash or stock award. Exemplary performance is performance that the Board determines to have required significant effort and commitment and is determined to have had a significant positive impact on the current or future performance of the organization. No such payments were made in 2010 and 2011 other than the RC Bonus described below.

The use of equity payments, such as using accelerated vesting of options granted under the 2004 ESO Plan, to make incentive payments and the award of stock-based incentives for achieving specific project milestones, is intended to link short-term success to long-term performance and decision making, and to align management and shareholder interests. Payments may be made in shares or options, as determined by the Board, considering accounting and regulatory restrictions, and the financial condition of the Company. The stock portions of the 2011 and the 2010 Incentive Awards are shown below in the Summary Compensation table under the “Stock Awards” column. The cash portions of the 2011 and 2010 Incentive Awards are shown below in the Summary Compensation table under the “Non-Equity Incentive Plan Compensation” column.

Crowfoot Incentive Program for Certain Executive Management

In March 2008, the Compensation Committee and the Board approved an incentive program (the “Crowfoot Incentive Program”) pursuant to the 2007 Plan under which 172,500 shares of ADA-ES common stock were awarded (but not vested) to four of our executive officers and an independent consultant as an incentive for the executives and the consultant to work diligently to attain certain milestones related to progress on the development, construction and operation of an activated carbon production facility (the “Crowfoot Project”). The facility was developed by Red River Environmental Products, LLC, a wholly-owned subsidiary of ADA-CS.

The eligible recipients of awards under the Crowfoot Incentive Program, and the number of shares awarded to each, are as follows: Michael Durham—57,500 shares, Mark McKinnies—46,000 shares, C. Jean Bustard—46,000 shares, Richard Miller – 11,500 shares and Financial Consultant—11,500 shares. A portion of the shares awarded to each of the recipients “vests” upon attainment of each defined milestone. In no event will the shares attributable to a milestone vest in the recipient if the milestone is not attained by a certain date (unless the milestone due date is extended, as described below).

The milestones under the Crowfoot Incentive Program are as follows:

•	Strategic Partner Plus Promote,

•	Off-Take Contracts,

•	Financial Close,

•	Project Schedule—Plant Start Up, and

•	Commercial Production and Profitability.

Each milestone has a target date by which the milestone is intended to be satisfied. The number of shares that become eligible for vesting diminishes by five percent (5%) of the number committed to a particular milestone for each month after the target date that the milestone remains unsatisfied. Therefore, if a particular milestone remains unsatisfied for twenty months after its target date, no shares will ever vest for that milestone and all shares attributed to that milestone will be eligible for repurchase by the Company for $.01 per share. Each recipient can request that we purchase up to 35% of the shares upon vesting for the fair market value of the shares (as defined in the 2007 Plan) to assist the recipient with tax obligations that may be owing at the time of vesting. The determination as to whether to purchase such shares rests solely in our discretion.

On March 25, 2010, the Compensation Committee amended the Crowfoot Incentive Program to extend the date for attainment of the “Financial Close” milestone. The due date for the Financial Close milestone was extended by 15.5 months from the previous due date as a result of delays in obtaining project financing that we believe were primarily caused by general economic conditions, which the Compensation Committee decided should not penalize the Program grantees.

On October 12, 2010, the Compensation Committee determined that the “Financial Close” and “Project Schedule- Plant Start Up” milestones had been attained, and 95% of the shares of Common Stock dedicated to these Milestones totaling 43,950 vested. The named executive officers whose shares vested as a result of attainment of these milestones are Dr. Michael Durham (15,750 shares), Mr. Mark McKinnies (12,600 shares) and Ms. C. Jean Bustard (12,600 shares). The remaining 3,000 shares vested to a Financial Consultant. The five percent (5%) or 2,442 shares of Common Stock committed to these milestones were returned to the 2007 Plan as the milestones were not obtained by the due date.

On November 11, 2010, the Compensation Committee waived the condition in the Crowfoot Incentive Program that each participant be “meaningfully involved” in the Crowfoot Project at the time of vesting for each milestone given the Company’s reduced ownership of ADA-CS and the participants’ significant historical contributions to the Crowfoot Project. The Compensation Committee also waived the requirement for Dr. Durham, Mr. McKinnies and Ms. Bustard that such participants had to be employed by the Company or a subsidiary at the time of vesting for the final milestone, in case any of such participants were terminated without cause prior to such time given their significant contributions and efforts to achieve such milestone to date.

Effective as of November 28, 2011, the Compensation Committee terminated the Crowfoot Incentive Program due to the relinquishment of the Company’s interest in ADA-CS. The Committee determined not to repurchase the unvested shares at such time and may reallocate such shares to future incentive programs.

Stock Price Incentive Program for Certain Executive Management

In April 2008, the Compensation Committee established a “Stock Price Incentive Program,” for which 100,000 shares were reserved under the 2007 Plan. No awards have been made, and none are expected to be made under this program given that the milestone is unlikely to be achieved on a timely basis. The milestone for this program was that the price of our common stock had to equal or exceed $35.00 a share for 20 consecutive trading days, and must have been achieved by April 15, 2011. Such milestone was not achieved by that deadline.

Refined Coal Activities Supplemental Compensation Plan

On November 9, 2011, the Compensation Committee of our Board approved a draft of an Amended and Restated Refined Coal Activities Supplemental Compensation Plan (the “RC Plan”), which amends and restates the original RC Plan that was adopted on April 20, 2010. During the quarter ended June 30, 2011, management booked an estimate of incentive bonus under the original plan in connection with the sale of the 15% equity interest in Clean Coal to an affiliate of GS for $30 million on May 12, 2011 (the “GS transaction”). We amended and restated the RC Plan to clarify the “Revenue” and “Expense” components that are used in arriving at the “Net Contribution Margin” from which the “Incentive Pool” to be distributed under the RC Plan is derived which resulted in management reversing its previously recorded accrual related to the GS transaction. The RC Plan provides for the creation of a fund equal to seven percent (7%) of the “Net Contribution Margin” (as defined), on a cash received basis, resulting from the Company’s “Refined Coal Activities” (as defined). As of this time, Refined Coal Activities include only the activities being carried out through Clean Coal, although the Compensation Committee can designate other activities as “Refined Coal Activities” under the RC Plan. The Net Contribution Margin from which the Incentive Pool is paid is to be based on full cost accounting from the start of the activity contributing revenue to the fund, and revenue from any given customer is to be included in the RC Plan for three years from the date revenue is first received from the customer. The amount available for distribution under the RC Plan is to be calculated and paid annually following the close of each fiscal year. Three percent of the Net Contribution Margin (i.e., 42.85% of the Incentive Pool) will be paid to the Company’s Chief Executive Officer, Dr. Michael Durham, and four percent of the Net Contribution Margin (i.e., 57.15% of the Incentive Pool) will be paid to eligible RC Plan participants (consisting of employees, contractors and consultants of the Company) who will be chosen annually by Dr. Durham following the end of each fiscal year, based on their contributions to our Refined Coal Activities during the prior fiscal year. In early 2011, the Compensation Committee approved the calculation of the approximately $430,000 incentive award earned under the RC Plan in 2010. We allocated $188,000 of this award to Dr. Durham, and he allocated the remaining amount to the other executive officers and employees. In February 2012, the Compensation Committee approved the calculation of the approximately $283,000 incentive award earned under the RC Plan with respect to 2011. We allocated $121,480 of this award to Dr. Durham, and he allocated the remaining amount to other executive officers and employees. The amended RC Plan included “Claw-Back Rights” pursuant to which we would be entitled to a return of amounts paid out under the RC Plan if we are required to refund any of the Revenue from which a compensation bonus was paid out under the RC Plan. In February 2012, the Compensation Committee limited such rights so they apply only to executive officers, set a minimum threshold for their application and provided that any clawback would be an offset against any future incentive compensation. These changes were made based on concerns as to the possible negative impact any exercise of such rights may have on employee morale, the costs and difficulty of administering any clawback and the unlikelihood that any such clawback right may arise.

Clean Coal Activities Supplemental Bonus

On November 9, 2011, the Compensation Committee approved a $1 million discretionary bonus (outside of the RC Plan) (the “RC Bonus”) to reward the management team and employees for their work that resulted in the $60 million investment by GSFS Investments I Corp., an affiliate of the Goldman Sachs Group, Inc. to Clean Coal. The discretionary bonus included a cash portion and up to $300,000 to be paid in shares of common stock reserved under the 2007 Equity Incentive Plan. The shares were issued to the Company’s 401(k) Plan for eligible recipients (including all executive officers) and issued as restricted stock for recipients not eligible to participate in the Company’s 401(k) Plan. The CEO received $300,000 ($10,045 in common stock and the remainder in cash) and the CEO allocated the remaining amount to the other executive officers, a contractor and employees.

Other Aspects of Executive Employment

There is no severance pay policy or other benefits payable after termination for any executive. See “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” below regarding executives’ obligations after termination.

In the event of a restatement of income, any overpayments made to executives may be reclaimed at the discretion of the Board of Directors.

We have key person term insurance for our CEO in the amount of $5 million and for our COO and CFO in the amount of $2 million for each individual. The policies may be assigned to the individuals upon termination of employment other than for cause whereupon the executive would be responsible for any premium payments.

Executives are encouraged to own a number of shares of stock equal to a value of at least one (1) times the annual base salary as a condition of continued employment with ADA-ES. Executives have five (5) years from the later of November 4, 2004 (the date the EC Plan was adopted) or the date of hire/promotion to accomplish this level of ownership. Ownership is calculated considering holdings of restricted stock, whether or not the restrictions have expired, private holdings, and shares held in retirement accounts. Holding of options also will be considered in the ownership calculation by adding the value of the spread of in-the-money options to the total value of other holdings. The Compensation Committee reviewed executive equity ownership against the ownership goals for our executives in October 2011 and confirmed all executives met the ownership guideline.

After the stock ownership guidelines have been met, executives may sell unrestricted stock they have owned for a period greater than 12 months, and may exercise vested stock options and sell shares to pay for the exercise price and withholding tax, except as otherwise provided for in the underlying stock option agreement. The Company must be advised of any sale of stock options or shares of stock at least 30 days in advance or the executive must be engaged in a pre-announced program sale in compliance with federal securities laws, and such sales must be made in compliance with our insider trading policy.

Executives leaving the Company may be required to hold their stock in the Company for at least 6 months after leaving the Company.

The ADA-ES, Inc. Profit Sharing Retirement Plan, which is a plan qualified under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”) covers all eligible employees. Pursuant to that plan, we make matching contributions to each eligible employee’s account up to 7% of the employee’s eligible compensation, and may make, at the discretion of the Board, contributions based on the profitability of the Company to those accounts. Beginning in June 2009, we have made our matching contributions in shares of the Company’s common stock. No discretionary contributions were made to the 401(k) Plan in either 2010 or 2011 other than as discussed above. Investments in an employee’s account may be made in stocks, bonds, mutual funds and other investments permitted by the Plan’s administrator.

Employee contributions to the 401(k) Plan are 100% vested. Company contributions become 100% vested if an employee’s employment ends after the date such employee attains normal retirement age (age 65), dies or becomes disabled. If an employee’s employment is terminated prior to the date the employee attains normal retirement age (65) or dies or becomes disabled, the employee will become vested in the Company’s matching contributions and any discretionary contributions according to the schedule below:

Years of Vesting Service	Vested Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

The following summary compensation table shows compensation during the fiscal years ended December 31, 2011 and 2010 of those persons who were, at December 31, 2011, our principal executive officer (“PEO”), and the two most highly compensated executive officers other than the PEO (collectively, the “NEOs”). Mark McKinnies is our principal financial officer (“PFO”). The structure of pay for each NEO is the same, although as noted above the potential incentive amounts under the EC Plan for 2010 and 2011 performance were established at 50% of base salary for the PEO and 40% of base salary for other NEOs.

Summary Compensation Table for Years Ended December 31, 2010 and 2011

Name of Individual and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Michael D. Durham	2011	$395,520	$-0-	$10,045	$-0-	$545,835	$-0-	$17,156	$968,556
President, CEO and Director (PEO)	2010	$332,027	$-0-	$-0-	$-0-	$319,180	$-0-	$17,504	$668,711

Mark H. McKinnies	2011	$295,983	$-0-	$10,045	$-0-	$118,892	$-0-	$17,161	$442,081
Senior VP, CFO and Director (PFO)	2010	$266,903	$-0-	$29,860	$-0-	$105,237	$-0-	$15,056	$417,056

C. Jean Bustard	2011	$252,949	$-0-	$10,045	$-0-	$107,078	$-0-	$9,247	$379,319
COO	2010	$253,199	$-0-	$29,860	$-0-	$94,408	$-0-	$13,082	$390,549

(1)	The 2010 amounts include deferred wages from 2009 that were earned and paid in shares of common stock in 2010 and were valued in accordance with FASB Topic 718.
(2)	Amounts for 2011 include the stock portion of the RC Bonus and the 2010 amounts include portions of the 2010 Incentive Award executives elected to receive in stock, each valued in accordance with FASB Topic 718.
(3)	The 2011 amounts include the cash portion of the 2011 Incentive Award, the cash portion of the 2011 RC Plan and the cash portion of the 2011 RC Bonus. The 2010 amounts include the cash portion of the 2010 Incentive Award and the cash portion of the RC Plan.
(4)	Amounts represent matching contributions in stock made by the Company for the benefit of the named individual.

Outstanding Equity Awards at December 31, 2011

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price per Share	Option Expiration Date	Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested	Equity Incentive Plan Award: Number of Unearned Shares That Have Not Vested (2)	Equity Incentive Plan Award: Market Value of Unearned Shares That Have Not Vested (2)
Michael D. Durham	49,010	-0-	-0-	$8.60	8/23/14	-0-	-0-	15,000	$339,600
Mark H. McKinnies	34,210	-0-	-0-	$8.60	8/23/14	-0-	-0-	12,000	$271,680
C. Jean Bustard	24,543	-0-	-0-	$8.60	8/23/14	-0-	-0-	12,000	$271,680

(1)	Represents options granted on August 23, 2004 pursuant to our 2004 ESO Plan.
(2)	The shares consist of Crowfoot Incentive Program awards granted on March 17, 2008. Effective November 28, 2011, the Program was terminated. The Compensation Committee determined not to repurchase the unvested shares at such time and may reallocate such shares to future incentive programs. The market value of such shares was determined based on a share price of $22.64 at December 31, 2011.

Nonqualified Deferred Compensation

Although our EC Plan allows for deferrals of payment, the Company does not currently have any deferred compensation plans that apply to the NEOs.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

We have executed employment agreements with every full-time employee, including our executive officers. The agreements with all of our executive officers contain the following provisions:

1.	Description of position, duties, authority, compensation, benefits and obligation of the employee to devote full time to the fulfillment of his/her obligations under the agreement.

2.	Obligations to disclose and Company ownership of inventions and confidential subject matter, which obligations survive for two years after termination of employment.

3.	Assignment of inventions, obligations regarding inventions and confirmation of no Company obligation to commercialize inventions, all of which survive after termination of employment.

4.	Acknowledgement that copyright works are “works for hire” and obligation of employee to maintain written records of all inventions and confidential subject matter.

5.	Restrictive obligations relating to confidential subject matter, which survive after termination of employment.

6.	Acknowledgement and agreement regarding no conflicting obligations and obligations upon termination of employment.

The agreements with our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer also contain the following provisions:

1.	Automatic extensions for one-year periods unless previously terminated with appropriate advance notice.

2.	Three months’ prior written notice of intent to terminate by either the Company other than for cause, death or permanent disability or the employee.

The compensation amounts included in the employment agreements are subject to annual adjustment and the compensation levels for the named executive officers are shown in the tables above. None of our employment contracts or other agreements contain any provisions for the payment of any amounts that result from or will result from the resignation, retirement or any other termination of any executive officer’s employment with us or from a change-in-control of the Company or a change in the named executive officer’s responsibilities following a change-in-control except as described below.

Under our stock incentive plans, unless otherwise provided in a stock option agreement, options held by a director, executive or employee are exercisable after such person’s death or permanent disability without regarding to any vesting requirements of such options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms filed or received by us, or written representations from the reporting persons, each Executive Officer filed two late reports, each of which contained one transaction not reported on a timely basis other than one that was a late Form 3 filing.

Risks Arising from Compensation Policies and Practices

We believe that our compensation policies and practices do not motivate excessive or imprudent risk-taking. We note the following key aspects of our compensation in making this determination:

•	The Company’s EC Plan is based on balanced performance metrics that promote disciplined progress towards longer-term Company goals in addition to the short-term health of the organization;

•	We do not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;

•	Our RC Plan is based on a portion of the net profit, on a cash received basis, resulting from our “Refined Coal Activities,” which takes into account both revenues and costs associated with that business; and

•	When considering the Company’s executive share ownership and holding objectives, the Company’s compensation programs are weighted towards offering long-term incentives.

Because of these factors, we believe that our compensation policies and practices, both for our employees generally and for our executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

DIRECTOR COMPENSATION

Our Nominating and Governance Committee has responsibility for reviewing the compensation plan for our non-management directors annually and making recommendations to the entire Board for approval. The Committee has not delegated authority to any other person to determine director compensation. Our two executive officers who serve on the Board have provided their views as to the amount and form of director compensation, and Mr. McKinnies, our Chief Financial Officer, has made recommendations to the Committee regarding the form of compensation (i.e. cash or stock) and tax and accounting ramifications of awards. In addition, the two executive officers who serve on our Board vote on the recommendations for director compensation made by the Committee to the Board.

In October 2010, the Committee reviewed industry data from MSEC and the National Association of Corporate Directors Director Compensation Report and Survey Data and has sought the input of representatives of MSEC on its compensation structure and amounts.

•	Annual Retainer. In 2011, each non-management director was entitled to receive a $80,000 annual retainer, at least $40,000 of which was payable in stock (not to exceed any limits in the 2007 Plan) and the remainder of which is payable in cash. In April 2011, the Committee recommended and the Board approved a change to the director compensation policy where all directors would receive all of their retainer in stock, subject to available stock under the 2007 Plan. In June 2011, the Committee recommended and the Board approved returning to the director compensation policy as it existed prior to the April change for a number of reasons, including director relations, the ability of each director to determine what compensation arrangement is best based on his own financial situation, avoiding the situation where directors have to sell some of their shares to cover tax liability or other cash flow issues for some directors and insider trading restrictions.

•	Initial Appointment or Election. Directors receive a one-time award of options to acquire 5,000 shares of our common stock upon initial appointment or election to the Board.

•	Chairman Retainers. The Chairman of the Board and Chairman of the Audit Committee each received $10,000 per year, and the Chairman of the Compensation Committee and the Chairman of the Nominating and Governance Committee each received $5,000 per year for their services in such positions. These amounts are all paid in cash.

•	Committee Service Retainers. Directors receive $2,500, payable in cash, for each standing committee on which such director serves (unless such director is receiving compensation for acting as Chairman of such Committee, in which case no additional sum is paid). From time to time, the Board of Directors may also establish special committees. In 2011, Messrs. Caruso, Derek Johnson, Marcum and Swanson each served on a special committee established by the Board. The members of the special committee were compensated in cash for their service on the special committee from the inception of the special committee through March 31, 2012 as follows: Mr. Caruso—$70,000, Messrs. Derek Johnson and Swanson—$40,000, and Mr. Marcum—$30,000.

•	On February 1, 2012, the Board approved an increase for the 2012 fiscal year in the Annual Retainer to $95,000, the retainers for the Chairmen of the Board and the Audit Committee to $12,500, the retainers for the Chairmen of the Compensation and Nominating and Governance Committees to $7,500, and the Committee Service Retainer to $5,000.

We have maintained directors and officers insurance coverage for our directors and executive officers since May 2006. The annual cost of such coverage is approximately $110,000.

Director Compensation During the Year Ended December 31, 2011

The following amounts were earned by our non-management directors who served during 2011. Dr. Durham and Mr. McKinnies do not receive any additional compensation for their service on the Board or any special committees.

Name	Fees Earned or Paid in Cash ($)(5)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert Caruso (1)	$104,916	$74,762	$-0-	$-0-	$-0-	$179,678
John Eaves (2)	$32,500	$72,456	$-0-	$-0-	$-0-	$104,956
Robert Shanklin (2)	$3,542	$-0-	$-0-	$-0-	$-0-	$3,542
Derek Johnson (1)	$77,500	$69,341	$-0-	$-0-	$-0-	$146,841
Ronald Johnson(3)	$37,500	$66,898	$-0-	$-0-	$-0-	$104,398
W. Phillip Marcum	$75,833	$70,832	$-0-	$-0-	$-0-	$146,665
Jeff Smith	$39,792	$72,519	$-0-	$-0-	$-0-	$112,311
Richard Swanson (4)	$83,750	$65,675	$-0-	$-0-	$-0-	$149,425

Totals	$455,333	$492,483	$-0-	$-0-	$-0-	$947,816

(1)	Cash fees are paid to a limited liability company owned by such individual.
(2)	Cash fees and shares issued for services from Mr. Eaves and Mr. Shanklin are paid or issued to Arch Coal, Inc.
(3)	Cash fees and shares issued for services from Mr. Ronald Johnson are paid or issued to Twin-Kem International, Inc.
(4)	Cash fees and shares issued for services from Mr. Swanson are paid or issued to R&K Corporation.
(5)	Amounts represent retainers for services on the Board and on the Audit, Nominating and Governance, Compensation and Special committees. The amounts in the table include fees earned in December 2011 that were paid in January 2012.
(6)	The fair value of stock awards, which represents the closing price on the date of authorization of $11.84 and $15.63 times the number of shares issued on February 4, 2011 and July 13, 2011 respectively, in accordance with FASB ASC Topic 718, to each non-management director of shares of common stock as a portion of his compensation for services performed in 2011. The aggregate number of stock awards for each non-management director, in the order listed in the table, during the year ended December 31, 2011 was 8,478, 8,633, 8,137, 7,748, 8,231, 8,607 and 7,446. The number of shares issued was based on the market value on the dates on which such issuances were approved by the Board.
(7)	The aggregate number of fully vested outstanding stock options for each non-management director, in the order listed in the table, as of December 31, 2011 was -0-, -0-, -0-, -0-, 5,000, -0-, and -0-, respectively. No options were awarded to our directors in the 2011 fiscal year.

STOCK INCENTIVE PLANS

2002 ADA-ES, Inc. Stock Option Plan

During 2003, the Company adopted the 2002 ADA-ES, Inc. Stock Option Plan, which was originally referred to as the 2002 Stock Option Plan (the “2003 Plan”), and reserved 400,000 shares of Common Stock for issuance under the plan. In general, all options granted under the 2003 Plan expire ten years from the date of grant unless otherwise specified by the Company’s Board. The exercise price of options was determined by the Compensation Committee of the Board at the time the option was granted of not less than 100% of the fair market value of a share of our Common Stock on the date the option is granted. During the first quarter of 2006, 19,900 options were granted under this plan. This plan was replaced by the 2007 Equity Incentive Plan described below, and as a result, 148,506 shares of Common Stock that were originally reserved for issuance upon exercise of options grantable under the 2003 Plan were removed from the 2003 Plan. As of December 31, 2011, 41,879 options remained outstanding and exercisable.

2004 ESO Plan

During 2004, we adopted the 2004 ESO Plan, which did not require shareholder approval. The 2004 ESO Plan authorized the grant of up to 200,000 options to purchase shares of our common stock to our executive officers. The 2004 ESO Plan is intended to promote our growth and profitability by awarding options to purchase our common stock in exchange for services performed and to be performed in the future. Options granted under the 2004 ESO Plan are generally intended to be non-qualified stock options (“NQSO”) for federal income tax purposes. The 2004 ESO Plan is administered by our Compensation Committee. In general, the exercise price of an option will be determined by the Compensation Committee at the time the option is granted and will not be less than 100% of the fair market value of a share of our common stock on the date the option is granted. Under the 2004 ESO Plan, the grant of options is limited to 60,000 per individual. The options are exercisable over a 10-year period based on a vesting schedule, typically between 5% and 20% per year, which may be accelerated based on performance of the individual recipients as determined by our Compensation Committee. During 2004, all 200,000 options were granted under the 2004 ESO Plan to five executive officers, each of whom is a full-time employee. In 2009, all options were fully vested. During 2010, 30,600 previously vested options were exercised. As of December 31, 2011, 136,063 options remain outstanding and exercisable under this plan.

2005 Directors’ Compensation Plan

During 2005 we adopted the 2005 Directors’ Compensation Plan (the “2005 Plan”), which authorized the issuance of shares of common stock and the grant of options to purchase shares of our common stock to non-management directors. The 2005 Plan was approved by our shareholders at the 2005 Annual Meeting. The 2005 Plan is intended to advance our interests by providing eligible non-management directors an opportunity to acquire or increase an equity interest in the Company, create an increased incentive to expend maximum effort for our growth and success and encourage such eligible individuals to continue to service the Company. The 2005 Plan provides a portion of the annual compensation to our non-management directors in the form of awards of shares of common stock and vesting of options to purchase common stock for services performed for the Company. Under the 2005 Plan, the award of stock is limited to 1,000 shares per individual per year, and the grant of options is limited to 5,000 per individual in total. The aggregate number of shares of common stock reserved for issuance under the 2005 Plan totals 90,000 shares (50,000 in the form of stock awards and 40,000 in the form of options). The exercise price is the market price on the date of grant, the shares of common stock underlying the option will vest at a rate of no more than 1,667 shares per annual period per individual, and any unvested shares of Stock that are outstanding at the date the individual is no longer a director are forfeited. Shares may be issued and options may be granted under the 2005 Plan only to non-management directors of the Company or its subsidiaries.

The 2005 Plan will terminate ten years after the date of its adoption, if not earlier terminated by the Board. It may be amended, modified or terminated at any time if and when it is advisable in the absolute discretion of the Board, although certain amendments are subject to approval of regulatory bodies and our shareholders. No such amendment may adversely affect any options previously granted under the Plan without the consent of the recipient(s). The 2005 Plan is administered by a committee appointed by the Board, which currently consists of all Board members. During 2011, 15,000 options expired and as of December 31, 2011, 5,000 options remain outstanding and exercisable under this plan.

2007 Plan

During 2007, the Company adopted the 2007 Equity Incentive Plan (the “2007 Plan”), which replaces the 2003 Plan. The 2007 Plan was further amended and restated as of August 31, 2010 to make non-material changes to assure Internal Revenue Code Section 409A compliance and to increase the non-management director annual grant limit to 15,000 shares of Common Stock from 10,000 shares. The 2007 Plan authorizes the issuance to employees, directors and consultants of up to 790,372 shares of Common Stock, either as restricted stock grants or to underlie options to purchase shares of our Common Stock. Under the 2007 Plan, the award of stock is limited to not more than 30,000 shares per individual per year with a maximum of 15,000 shares grantable in any year to non-management Directors. In general, all options granted under the 2007 Plan will expire ten years from the date of grant unless otherwise specified by the Board. The exercise price for options granted under the 2007 Plan will be the market price on the date of grant and the shares of Common Stock underlying the option will vest on the passage of specified times following the date of grant, the occurrence of one of more events, the satisfaction of performance criteria or other conditions specified by the Board. As of December 31, 2011, no options have been granted under the 2007 Plan.

In March 2008, in connection with the Crowfoot Incentive Program, 172,500 of restricted stock were awarded to four of our executive officers and an independent consultant for that Program. The shares awarded pursuant to the Crowfoot Incentive Program only vest upon attainment of certain milestones, as described above under “Executive Compensation.” As of December 31, 2010, 42,000 shares remain to be vested. This program was terminated effective November 28, 2011.

2009 Profit Sharing Retirement Plan

In June 2009, the Company revised its ADA-ES, Inc. Profit Sharing Retirement Plan, which is a plan qualified under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). The revision allows the Company to issue shares of Common Stock to employees to satisfy its obligation to match employee contributions under the terms of the 401(k) Plan in lieu of matching contributions in cash. The Company reserved 300,000 shares of its Common Stock for this purpose. The value of Common Stock issued as matching contributions under the 401(k) Plan is determined based on the per share market value of our Common Stock on the date of issuance. As of December 31, 2011, 156,025 shares of Common Stock have been reserved but not yet issued under the 401(k) Plan.

EQUITY COMPENSATION PLAN INFORMATION

AS OF DECEMBER 31, 2011

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	37,254	$14.36	30,954
Equity compensation plans not approved by security holders (2)	145,688	$8.82	161,090

Total	182,942	$9.95	192,044

(1)	Amounts shown represent options covered under our 2003 Plan and shares covered under our 2007 Plan.

(2)	Amounts shown in column (a) and column (b) represent 10-year options to purchase a total of 4,625 shares granted to two consultants in 2004 at an exercise price of $13.80, 5-year options to purchase a total of 5,000 shares granted to a director in 2008 at an exercise price of $10.20 and options granted to executive officers at an exercise price of $8.60 under our 2004 ESO Plan. Amounts shown in column (c) represent shares available for issuance under our 2005 Directors’ Compensation Plan and shares under our 401(k) Plan described above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

Our Board recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written policy with respect to all related party transactions involving the Company. Under this policy, any related party transaction, as defined (which excludes transactions available to all employees generally and transactions involving less than $5,000), may be consummated or may continue only if:

1.	the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

2.	the transaction has been approved by the disinterested members of the Board; and

3.	the compensation with respect to such transaction has been approved by our Compensation Committee.

Management must recommend any related party transactions it proposes that the Company enter into to the Audit Committee at its first regularly scheduled meeting each year. After review, the Audit Committee will approve or disapprove such transactions and at each subsequently scheduled meeting, management must update the Audit Committee as to any material change to those proposed transactions. If management recommends any additional related party transactions subsequent to such meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by such Committee. If the Audit Committee does not ratify the transaction, however, management must make all reasonable efforts to cancel or annul such transaction.

Any material related party transaction must be disclosed to our full Board of Directors, and management must assure that all related party transactions are approved in accordance with any requirements of our financing or other agreements.

2011 Related Party Transactions

Other than our compensation arrangements and employment agreements with our executive officers, described above, we did not have any related party transactions during the 2011 fiscal year except those with Arch Coal described below, for which Mr. Shanklin, one of our directors, serves as Vice President of Coal Technology. Mr. Shanklin had no economic interest in these transactions. Mr. John Eaves, President of Arch Coal and Mr. Shanklin’s predecessor as a director of the Company, abstained from voting on these transactions. In addition, as required by our related party transaction policy, these transactions were approved by our audit committee before being recommended to the Board for approval and were then approved by the disinterested members of the Board.

Private Placement to Arch Coal

On March 23, 2010, we entered into a subscription agreement (the “Subscription Agreement”) with Arch Coal for the issuance and sale in a private placement of an aggregate of 143,885 shares of our common stock at a purchase price of $6.95 per share for aggregate proceeds of $1.0 million. The per-share price for the private placement was the closing sales price of our common stock as listed on the NASDAQ Capital Market on March 22, 2010, the day before we entered into the Subscription Agreement. We used the net proceeds of the private placement to make capital contributions to Clean Coal to fund our 50% share of the repayment by Clean Coal of a loan from our joint venture partner in Clean Coal. No placement agent was involved in the transaction.

License Agreement with Arch Coal

On June 25, 2010, we entered into a Development and License Agreement (the “License Agreement”) with Arch Coal. Pursuant to the License Agreement, we provided Arch Coal with an exclusive, non-transferable license to use certain technology to enhance coal by the application of additives for coal mined by Arch Coal at mines and sites located in the PRB. We expect that the technology will reduce certain emissions from the burning of the PRB coal, which should help to meet standards that are in the process of being promulgated by the EPA. Pursuant to the License Agreement, we are providing development services to Arch Coal aimed at applying the technology to the PRB coal. In addition, if we develop improvements to the technology that are related to the reduction of certain emissions from the burning of PRB coal, that technology will either be included in the license at no additional cost, or, under certain circumstances, we will negotiate with Arch Coal to determine if Arch Coal wants to use the additional improvements. We retain all right, title and interest, including all intellectual property rights, in and to any technology we license to Arch Coal.

In consideration for the development work and the license to Arch Coal, Arch Coal paid us an initial, non-refundable license fee in cash of $2 million in June 2010. Arch Coal may be obligated to make royalty payments to us that could amount to as much as $1 per ton of coal sold by Arch Coal, depending upon the successful implementation of the technology and Arch Coal’s future sales of the resulting enhanced coal product. Arch Coal currently produces more than 100 million tons of PRB coal per year. Any royalty ultimately payable under the License Agreement will first be subject to credit to Arch Coal of an amount equal to the initial license fee, other development and operational costs paid by Arch Coal plus a rate of return on such payments.

As a part of entering into the License Agreement we agreed to negotiate and enter into a Supply Agreement under which Arch Coal will purchase the additives described in the License Agreement exclusively from us, and we will supply Arch Coal with the additives it needs. We are still negotiating the final terms of the Supply Agreement.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT NO. 1 TO THE 2007 EQUITY INCENTIVE PLAN

Background

The Board adopted, and the Company’s shareholders approved, the ADA-ES Inc. 2007 Plan (the “Original Plan”). The Original Plan was further amended and restated as of August 31, 2010 (the “2007 Plan”) to make non-material changes to assure Internal Revenue Code Section 409A compliance and to increase the non-management director annual grant limit to 15,000 shares of Common Stock from 10,000 shares. The 2007 Plan authorizes the issuance to employees, directors and consultants (each a “Grantee”) of up to 1,000,000 shares (as of January 1, 2012 and subject to annual increases based on shares outstanding as of the end of each year) of Common Stock of the Company, either as restricted stock grants or to underlie options to purchase shares of our Common Stock (each an “Award”). As of January 1, 2012, only approximately 240,000 shares remain for issuance under the 2007 Plan.

Our Board originally approved Amendment No. 1 to the 2007 Plan (the “Amendment”) on January 25, 2011 and re-approved the Amendment on February 24, 2012, subject to approval by our shareholders at our 2012 annual meeting, that increases the aggregate maximum number of shares issuable under the 2007 Plan and caps on the number of shares that may be issued to employees and directors under the 2007 Plan. The Amendment is attached to this Proxy Statement as Annex I. As approved by our shareholders in June 2007, the 2007 Plan initially authorized the issuance of up to 600,000 shares of Common Stock, with an “evergreen” provision pursuant to which additional shares are automatically added to the 2007 Plan on the first day of each fiscal year, beginning with the fiscal year commencing January 1, 2008, in an amount equal to ten percent (10%) of the increase in the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year over the number of outstanding shares of Common Stock on such date one year prior, or such lesser number of shares as is later ratified by the Board at their first meeting or action in such new fiscal year. The 2007 Plan provides that in no event shall any such annual increase exceed 300,000 shares and provided further, that in no event shall the total number of shares authorized for issuance under the 2007 Plan exceed 1,000,000 shares. The market value of our shares of common stock as of June 5, 2012, was $24.36 per share.

The Amendment provides for (1) an increase in the number of shares issuable under the 2007 Plan from 745,779 to 1,300,000, (2) an increase in the maximum total number of shares authorized for issuance under the 2007 Plan from 1,000,000 to 1,800,000, (3) an increase in the maximum number of shares with respect to which Awards may be granted to a Grantee in any fiscal year of the Company from 30,000 to 50,000, and (4) an increase in the maximum number of shares with respect to which non-management directors may be granted Awards from 15,000 to 30,000.

Why the Proposed Increase in Shares for each Proposal

We believe that increasing the number of shares reserved for issuance under the 2007 Plan as provided for in the Amendment is necessary for us to continue to offer a competitive equity incentive program. The Board believes that providing directors, officers and employees with equity incentives such as restricted stock grants and stock options will contribute substantially to our future success by further aligning the interests of such key persons with those of our shareholders and that without the Amendment, there would be an insufficient number of shares eligible for grant pursuant to the 2007 Plan in order to best satisfy the purposes of the 2007 Plan and to serve the needs of the Company.

If the shareholders do not approve the proposed share increases included in the Amendment, we believe we will not be able to continue to offer competitive equity packages to retain our current employees and hire new employees in fiscal year 2012 and future years. This could significantly hamper our plans for growth and adversely affect our ability to operate our business. In addition, if we were unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent. This could have a significant effect upon our results of operations and financial condition and cause us difficulty in remaining be competitive with other companies that offer equity-based compensation.

Summary of the 2007 Plan

The following summary of the 2007 Plan is qualified in its entirety by the specific language of the 2007 Plan as filed as exhibit 10.79 to the Form 10-Q filed with the SEC on November 12, 2010, a copy of which is available to any shareholder upon request, and which may also be viewed without charge on the SEC’s website at www.sec.gov. Capitalized terms used but not defined below have the meanings set forth in the 2007 Plan.

General Description

The 2007 Plan permits grants of “Awards,” which include the grant of (1) options to purchase Common Stock (“Options”) and (2) “restricted” shares of Common Stock (“Restricted Stock”). Under the 2007 Plan, incentive stock options (“ISO’s”), within the meaning of Section 422 of the Internal Revenue Code (the “Code”), can be

granted only to our employees or employees of any parent or subsidiary corporation. Non-qualified stock options (“NSO’s”) and Restricted Stock may be granted to employees, directors and consultants. An Award may include any combination of Options or Restricted Stock depending on the status of the recipient.

The 2007 Plan provides for the grant of Options with exercise terms that include a fixed exercise price (i.e., the price an optionee must pay for the stock issued on exercise of the Option) which is related to the market price of our Common Stock on the date of grant. The exercise price is required to be no less than the fair market value of the Common Stock at that time, except in the case of owners of 10% or more of our Common Stock at the time of a grant, in which case the exercise price will be no less than 110% of the per share fair market value of the Common Stock. In addition, Awards of Options and Restricted Stock will be subject to a vesting schedule or, in the case of Restricted Stock, a “reverse” vesting schedule, which may be based on the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions.

Under the 2007 Plan, we may grant Awards to such employees, directors or consultants who are residing in foreign jurisdictions as the administrator of the 2007 Plan may determine from time to time. The 2007 Plan is not a qualifying deferred compensation plan under Section 401(a) of the Code and is not subject to the provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Shares Reserved

Currently, the number of shares of Common Stock authorized for issuance under the 2007 Plan is limited to not more than 1 million shares, which includes shares of Common Stock that may be issued upon exercise of Options or as Restricted Stock issued under the 2007 Plan. Initially, the number of shares reserved for issuance of Awards under the 2007 Plan was 600,000, but included an “evergreen” provision pursuant to which additional shares are automatically added to the 2007 Plan on the first day of each fiscal year, beginning with the fiscal year commencing January 1, 2008, in an amount equal to ten percent (10%) of the increase in the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year over the number of outstanding shares of Common Stock on such date one year prior, or such lesser number of shares as is later ratified by the Board at their first meeting or action in such new fiscal year. In no event may any annual increase exceed 300,000 shares and as currently in effect, in no event can the total number of shares authorized for issuance under the 2007 Plan exceed 1,000,000.

Administration

The 2007 Plan is administered by a “Plan Administrator,” which may be the Board or a committee designated by the Board in such a manner as to satisfy applicable laws. With respect to grants to directors or employees who are also officers or directors of the Company, such grants and related transactions under the 2007 Plan are generally exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. With respect to awards subject to Section 162(m) of the Code , the committee will be comprised solely of two or more “outside directors” as defined under Section 162(m) and applicable tax regulations. For grants of awards to individuals not subject to Rule 16b-3 and Section 162(m), our Board may authorize one or more officers to grant such awards. The Board has authorized our Compensation Committee to serve as the Plan Administrator and has also authorized a committee consisting of Dr. Durham and Mr. McKinnies to grant Awards under the 2007 Plan, subject to certain limitations.

Limitations on Award Grants

The maximum number of shares of Common Stock that may be granted as to an Award to any grantee in any fiscal year is currently limited to 30,000 shares, except for Non-Management Directors, who may be granted annual Awards covering up to 15,000 shares. However, in connection with his or her initial commencement of services with us, a participant in the 2007 Plan who is an employee may be granted up to an additional 30,000 shares, which do not count against the limit set forth in the previous statement. These limitations ensure that any

Options granted under the 2007 Plan qualify as “performance-based compensation” under Section 162(m) of the Code. Under Code Section 162(m) no deduction is allowed in any taxable year for compensation in excess of $1 million paid to our chief executive officer and each of our four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by our shareholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible employees under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of our Common Stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to employees only if the stock price appreciates. If the 2007 Plan did not contain the Code Section 162(m) share limits with respect to which options may be granted to eligible employees during a specified period, any compensation expense associated with the Options granted under the 2007 Plan in excess of $1 million for any of our five highest paid officers would not be deductible to us under the Code.

Amendment and Termination

Our Board may at any time amend, suspend or terminate the 2007 Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system and the rules of any foreign jurisdiction applicable to awards granted to residents therein, we will obtain shareholder approval of any amendment to the 2007 Plan in such a manner and to such a degree as required.

The 2007 Plan will terminate as of June 18, 2017, ten years from the date the 2007 Plan was approved by our Board, unless previously terminated by the Board.

Section 409A

We intend that awards granted under the 2007 Plan will not constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. If any award were deemed to be nonqualified deferred compensation for such purposes, the award would have to satisfy the requirements of Section 409A to avoid adverse tax consequences to the recipient of the award. These requirements could include limitations on election timing, acceleration of payments, and distributions. We may amend the Plan or individual awards in the future if it were needed to avoid such tax consequences.

Other Terms of Options

Options granted under the 2007 Plan and the rights and privileges evidenced by any Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than (i) by will or by the applicable laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder or (iii) as otherwise determined by the Plan Administrator and set forth in the applicable Option agreement. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option under the 2007 Plan or of any right or privilege conferred thereby, contrary to the Code or to the provisions of the 2007 Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred thereby shall be null and void. The designation by an Optionee of a beneficiary does not, in and of itself, constitute an impermissible transfer under the 2007 Plan.

If the Optionee’s relationship with the Company or any related corporation ceases for any reason other than termination for cause, death or total disability, and unless by its terms the Option sooner terminates or expires, then the Optionee may exercise, for a three-month period, that portion of the Optionee’s Option which is exercisable at the time of such cessation, but the Optionee’s Option shall terminate at the end of the three-month period following such cessation as to all shares for which it has not previously been exercised, unless, in the case of an NSO, such provision is waived in the agreement evidencing the Option or by resolution adopted by the Plan Administrator within 90 days of such cessation. If, in the case of an ISO, an Optionee’s relationship with the Company or related corporation changes (i.e., from employee to non-employee, such as a consultant), such change shall constitute a termination of an Optionee’s employment with the Company or related corporation and the Optionee’s ISO will become an NSO.

Options under the 2007 Plan must be issued within 10 years from the effective date of the 2007 Plan, which occurred on June 19, 2007. Options granted under the 2007 Plan cannot be exercised more than 10 years from the date of grant. Options issued to a 10% Shareholder are limited to a five-year exercise period.

Payment of the option exercise price (and any applicable withholding taxes) is generally made in full at the time the notice of exercise of the Option is delivered to the Company and is in cash, bank certified or cashier’s check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check). The Plan Administrator can determine at the time the Option is granted for ISO’s, or at any time before exercise for NSO’s, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an Option may be exercised by delivery of shares of stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator; delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise; or delivery of a properly executed exercise notice together with instructions to the Company to withhold from the shares that would otherwise be issued upon exercise that number of shares having a fair market value equal to the option exercise price and withholding tax obligations.

Any unexercised Options that expire or that terminate upon an employee’s ceasing to be employed by the Company, or shares of Restricted Stock that are repurchased by the Company again become available for issuance under the 2007 Plan.

The vesting of outstanding Options under the 2007 Plan will be subject to acceleration upon certain changes in the ownership or control of the Company. The acceleration of the vesting of Options in the event of such changes in control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

If the Grantee is an officer, director or owner of greater than 5% of our Common Stock at such time, and if we so request and a lead underwriter of any public offering of our Common Stock demands, the Grantee will agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any of our Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter may specify.

Other Terms Applicable to Restricted Stock

We may award Restricted Stock under the 2007 Plan on terms determined by the Plan Administrator at the time of grant. Generally, we issue shares of Restricted Stock to a grantee at a price (the “Purchase Price”) which the Plan Administrator determines at the time of grant. The shares are then classified as “Restricted Shares,” and are subject to our right to repurchase them as set forth on a schedule to the Restricted Stock Agreement entered into between us and the grantee, under which we lose our repurchase rights, and the shares are no longer classified as “Restricted Shares.” The number of shares as to which our repurchase rights lapse generally are determined by the passage of time or the happening of a specified event, such as the attainment of some predetermined performance criteria or a change in corporate ownership or control. The Plan Administrator has discretion in determining the schedule and/or the events that will specify the terms and conditions of the Company’s repurchase rights. Restricted Shares are required to be placed in escrow with us until such time as our repurchase rights lapse. We will generally be entitled to exercise our repurchase rights at any time within 90 days of the grantee’s cessation of “Continuous Service” with the Company by paying an amount equal to the price paid by the grantee for the Restricted Shares.

If the Grantee is an officer, director or owner of greater than 5% of our Common Stock at such time, and if we so request and a lead underwriter of any public offering of our Common Stock demands, the Grantee will agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any of our Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter may specify.

Certain Federal Tax Consequences

The grant of an NSO under the 2007 Plan does not typically result in any federal income tax consequences to the optionee or to us so long as the exercise price of the option is equal to or exceeds the fair market value of the underlying stock as of the date of grant. Upon exercise of an NSO, the optionee will recognize compensation income (taxed at the rate applicable to ordinary income) on the difference between the option exercise price and the fair market value of the shares on the date of exercise. We are required to pay the employer’s portion of social security and Medicare taxes on this income, and are required to pay over to the relevant tax authorities federal income tax withholding and the employee’s portion of social security and Medicare taxes on this income (which the employee is required to pay over to us). We are entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code, as well as the employer’s portion of taxes paid. Any gain or loss on the optionee’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.

The grant of an ISO under the 2007 Plan does not typically result in any federal income tax consequences to the optionee or to us. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. The tax consequences of a disposition of stock acquired upon exercise of an ISO depends upon how long the optionee has held the shares. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition, which we refer to as a disqualifying disposition. The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long-term or short-term capital gain, depending on whether the stock was held for more than one year. We are entitled to a deduction equal to the amount of ordinary income recognized by the optionee (and the employer’s side of withholding taxes paid) in the year of the disqualifying disposition.

The “spread” under an ISO, i.e., the difference between the fair market value of the shares at exercise and the exercise price, is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax calculation of the optionee. The spread is not included in the alternative minimum tax calculation, however, in the event of an early disposition described in the immediately preceding paragraph if the exercise of the ISO and the disposition of the shares acquired upon exercise occur within the same taxable year of the optionee.

A participant who is granted restricted stock will recognize compensation income (taxed at the rate applicable to ordinary income) on the difference between the amount paid and the fair market value of the shares on the date that the restrictions lapse. We are required to pay the employer’s portion of social security and Medicare taxes on this income, and are required to pay over to the relevant tax authorities federal income tax withholding and the employee’s portion of social security and Medicare taxes on this income (which the employee is required to pay over to us). We are entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code, as well as the employer’s portion of taxes paid. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year following lapse of the restrictions. We do not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code to recognize as ordinary compensation income in the year that such restricted stock is granted an amount equal to the difference between the amount paid for such stock and the fair market value on the date of the issuance of the stock. We are entitled to our income tax deduction with respect to the issuance of the restricted stock (as described above) at the time of issuance, and not later when the restrictions lapse. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain to the participant, depending on whether the shares are held for more than one year following the date of grant. An election under Section 83(b) must be made within 30 days from the time the restricted stock is issued.

The foregoing is only a summary of the current effect of federal income taxation upon the grantee and us with respect to the grant and exercise of stock options and shares purchased under the 2007 Plan. You should refer to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a grantee’s death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

New Plan Benefits

Future awards under the 2007 Plan to our non-employee directors, executive officers and employees are made at the discretion of the Compensation Committee and a committee consisting of Dr. Durham and Mr. McKinnies, subject to certain limitations. At this time, therefore, the benefits that may be received by our executive officers and other employees if our stockholders approve the proposed amendment to the 2007 Plan cannot be determined, and we have not included a table reflecting such benefits and awards.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 2007 PLAN INCLUDING APPROVAL OF THE SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

PROPOSAL NO. 4

APPROVAL OF AMENDED AND RESTATED 2010 NON-MANAGEMENT

COMPENSATION AND INCENTIVE PLAN

We are asking our shareholders to vote on the proposed Amended and Restated 2010 Equity Incentive Plan (the “2010 Plan”) in order to provide us with a means to attract and maintain the best possible personnel, to provide additional incentives to employees, and to promote the success of the Company’s business. A prior version of the 2010 Plan was filed with the SEC on Form S-8 on February 9, 2010 (the “Original Plan”), but no shares of Common Stock or other Awards (as defined below) have been issued under the 2010 Plan. This Amended and Restated version of the 2010 Plan includes additional non-material changes to assure Internal Revenue Code Section 409A compliance. The text of the 2010 Plan is attached to this Proxy Statement as Annex II. Capitalized terms used but not defined in this summary have the meanings set forth in the 2010 Plan. We currently have approximately 80 employees who will be eligible to participate in the 2010 Plan. We are proposing the 2010 Plan for shareholder approval in order to provide us with needed flexibility in tailoring equity compensation awards that we expect will assist us in securing and retaining key employees needed for our business.

General Description

The 2010 Plan permits grants of “Awards,” which include the grant of (1) shares of Common Stock, (2) “restricted” share purchase rights of Common Stock (“Restricted Stock Purchase Rights”) and (3) “restricted” share bonuses (“Restricted Stock Bonus” and together with the Restricted Stock Purchase Rights, a “Restricted Stock Award”).

The 2010 Plan provides for the grant of Awards as “performance based compensation” as such term is defined under Section 162(m) of the Code. In addition, Restricted Stock Awards will be subject to a vesting schedule, which will be based on the passage of time, the occurrence of one or more events or the satisfaction of performance criteria or other conditions.

Under the 2010 Plan, we may grant Awards to such employees and consultants who are residing in foreign jurisdictions as the administrator of the 2010 Plan may determine from time to time. The 2010 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Our Board approved the Original Plan on January 22, 2010 and approved and re-approved the 2010 Plan on March 14, 2011 and February 24, 2012; however, the 2010 Plan is subject to approval by our shareholders, which is being sought under this Proposal at this Annual Meeting.

Shares Reserved

The number of shares of Common Stock authorized for issuance under the 2010 Plan will be limited to not more than 300,000 shares.

Administration

The 2010 Plan will be administered by a “Plan Administrator,” which may be the Board or a committee designated by the Board in such a manner as to satisfy applicable laws. With respect to awards subject to Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), the committee will be comprised solely of two or more “outside directors” as defined under Section 162(m) and applicable tax regulations. For grants of awards to individuals not subject to Rule 16b-3 and Section 162(m), our Board may authorize one or more officers to grant such awards. Our Board has authorized a committee consisting of Dr. Durham and Mr. McKinnies to make Awards under the 2010 Plan.

Amendment and Termination

Our Board may at any time amend, suspend or terminate the 2010 Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system and the rules of any foreign jurisdiction applicable to awards granted to residents therein, we will obtain shareholder approval of any amendment to the 2010 Plan in such a manner and to such a degree as required.

If approved by the shareholders, the 2010 Plan shall become effective upon its adoption by the Board and its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years from the date it was first adopted, which was January 22, 2010, unless sooner terminated by the Board.

Section 409A

We intend that awards granted under the 2010 Plan will not constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. If any award were deemed to be nonqualified deferred compensation for such purposes, the award would have to satisfy the requirements of Section 409A to avoid adverse tax consequences to the recipient of the award. These requirements could include limitations on election timing, acceleration of payments, and distributions. We may amend the Plan or individual awards in the future if it were needed to avoid such tax consequences.

Other Terms Applicable to Restricted Stock

We may award Restricted Stock under the 2010 Plan on terms determined by the Plan Administrator at the time of grant. Generally, we will issue shares of Restricted Stock to a grantee at a Purchase Price which the Plan Administrator determines at the time of grant. The shares are then classified as “Restricted Shares,” and are subject to a “reverse vesting schedule” pursuant to which we have a decreasing right to repurchase them as set forth on the schedule to the Restricted Stock Agreement entered into between us and the Grantee. As we lose our repurchase rights, the shares are no longer classified as “Restricted Shares.” The number of shares as to which our repurchase rights lapse will generally be determined by the passage of time or the happening of a specified event, such as the attainment of some predetermined performance criteria or a change in corporate ownership or control. The Plan Administrator will have discretion in determining the schedule and/or the events that will specify the terms and conditions of the Company’s repurchase rights. Restricted Shares are required to be placed in escrow with us until such time as our repurchase rights lapse. We will generally be entitled to exercise our repurchase rights at any time within 90 days of the grantee’s cessation of “Continuous Service” with the Company by paying an amount equal to the price paid by the Grantee for the Restricted Shares.

If the Grantee is an officer or owner of greater than 5% of our Common Stock at such time, and if we so request and a lead underwriter of any public offering of our Common Stock demands, the Grantee will agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any of our Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter may specify.

Certain Federal Tax Consequences

A participant who is granted restricted stock will recognize compensation income (taxed at the rate applicable to ordinary income) on the difference between the amount paid and the fair market value of the shares on the date that the restrictions lapse. We are required to pay the employer’s portion of social security and Medicare taxes on this income, and are required to pay over to the relevant tax authorities federal income tax withholding and the employee’s portion of social security and Medicare taxes on this income (which the employee is required to pay over to us). We are entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code, as well as the employer’s portion of taxes paid. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year following lapse of the restrictions. We do not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code to recognize as ordinary compensation income in the year that such restricted stock is granted an amount equal to the difference between the amount paid for such stock and the fair market value on the date of the issuance of the stock. We are entitled to our income tax deduction with respect to the issuance of the restricted stock (as described above) at the time of issuance, and not later when the restrictions lapse. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain to the participant, depending on whether the shares are held for more than one year following the date of grant. An election under Section 83(b) must be made within 30 days from the time the restricted stock is issued.

The foregoing is only a summary of the current effect of federal income taxation upon the grantee and us with respect to shares purchased under the 2010 Plan. You should refer to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a grantee’s death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

2010 Plan Benefits

We have not issued or planned or committed to issue any Awards under the 2010 Plan as of the date of this proxy statement. At this time, therefore, the benefits that may be received by our employees if our stockholders approve the 2010 Plan cannot be determined, and we have not included a table reflecting such benefits and awards. Assuming our shareholders approve the 2010 Plan, we expect to commence to use the 2010 Plan for issuance of equity compensation shortly thereafter. The market value of our shares of common stock as of June 5, 2012, was $24.36 per share.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED 2010 NON-MANAGEMENT COMPENSATION AND INCENTIVE PLAN INCLUDING APPROVAL OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT THE NEXT

ANNUAL MEETING OF SHAREHOLDERS

We anticipate that the next Annual Meeting of Shareholders for ADA-ES will be held in June 2013. Any Shareholder of record who desires to submit a proper proposal for inclusion in the proxy material related to the next Annual Meeting of Shareholders must do so in writing and it must be received at our principal executive offices on or before February 9, 2013. If a shareholder intends to submit a proposal at the meeting that is not included in ADA-ES’s proxy statement and the shareholder fails to notify us prior to March 9, 2013 of such proposal, then to the extent permitted by law, the proxies appointed by our management would be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. The proponent must own 1% or more of the outstanding shares or $2,000 in market value of our Common Stock and must have continuously owned such shares for one year and intend to continue to hold such shares through the date of the Annual Meeting in order to present a shareholder proposal to us.

ANNUAL REPORT ON FORM 10-K

We will provide our Annual Report on Form 10-K concerning our operations during the fiscal year ended December 31, 2011, including certified consolidated financial statements and any financial statement schedules for the year then ended, to our shareholders without charge upon request to Mark H. McKinnies, Secretary, ADA-ES, Inc., 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado 80129. Exhibits listed in the Form 10-K are available upon request to shareholders at a nominal charge for printing and mailing.

OTHER MATTERS

The Board knows of no other business to be presented at the Annual Meeting of Shareholders. If other matters properly come before the Meeting, to the extent permitted by law, the persons named in the accompanying form of Proxy intend to vote on such other matters in accordance with their best judgment.

Annex I

Amendment No. 1 to the Amended and Restated 2007 Equity Incentive Plan

AMENDMENT NO. 1

TO THE ADA-ES, INC.

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

The Board of Directors of ADA-ES Inc., a Colorado corporation (the “Company”), hereby adopts the following Amendment No. 1 to the ADA-ES, Inc. Amended and Restated 2007 Equity Incentive Plan (this “Amendment”), effective as of the date the shareholders approve the Amendment at the Company’s 2012 Annual Meeting.

WHEREAS, effective April 27, 2007, the Board of Directors of the Company adopted the ADA-ES, Inc. 2007 Equity Incentive Plan (the “ Original Plan”), subject to approval of the shareholders of the Company;

WHEREAS, the shareholders of the Company approved the Original Plan at the Annual Meeting of Shareholders of the Company held on June 19, 2007;

WHEREAS, the Board of Directors of the Company further amended and restated the Original Plan as of August 31, 2010 ( the “Plan”) to make non-material changes to assure Internal Revenue Code Section 409A compliance and to increase the non-management director annual grant limit to 15,000 shares of Common Stock from 10,000 shares;

WHEREAS, as of February 1, 2012, the Plan had 1,000,000 authorized shares and only 239,738 remaining for issuance under the Plan;

WHEREAS, the Board of Directors of the Company believes that providing directors, officers and employees with equity incentives such as stock options will contribute substantially to our future success by further aligning the interests of such key persons with those of our shareholders and that without the Amendment, there would be an insufficient number of shares eligible for grant pursuant to the Plan in order to best satisfy the purposes of the Plan;

WHEREAS, the Board of Directors of the Company approved the Amendment in order to amend Section 3(a) of the Plan to replace the number 600,000 with 1,300,000 and to replace the number 1,000,000 at the end of that Section with 1,800,000 and to amend Section 6(f) of the Plan to replace the number 30,000 with 50,000 in two places and the number 15,000 with 25,000.

NOW, THEREFORE, intending to be legally bound hereby, the Company hereby amends the Plan as follows:

1. Section 3(a) of the Plan is hereby amended in its entirety to read as follows:

“(a) Subject to the provisions of Section 10 below, the stock subject to this Plan shall be the Company’s Common Stock, no par value per share (the “Common Stock”), presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 10 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all Awards granted under this Plan shall not exceed one million three hundred thousand (1,300,000) shares of Common Stock as constituted on the effective date of this Plan, or the effective date of any amendment affecting this provision. In addition, the shares reserved for issuance of Awards granted under this Plan will automatically be increased on the first day of each fiscal year, beginning with the fiscal year commencing January 1, 2008, by an amount equal to ten percent (10%) of the increase in the total

1

number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year over the number of outstanding shares of Common Stock on such date one year prior, or such lesser number of shares as is later ratified by the Board at their first meeting or action in such new fiscal year; provided, that in no event shall any such annual increase exceed three hundred thousand (300,000) shares and provided further, that in no event shall the total number of shares authorized for issuance under this Plan exceed one million eight hundred thousand (1,800,000) shares.

2. Section 6(f) of the Plan is hereby amended in its entirety to read as follows:

“(f) Individual Award Limits. Following the date that the exemption from application of Section 162(m) of the Code described in Section 18 (or any exemption having similar effect) ceases to apply to Awards, the maximum number of Shares with respect to which Awards (including awards for Options or Restricted Stock) may be granted to any Grantee in any fiscal year of the Company shall be fifty thousand (50,000) Shares; provided, however, that Non-Management Directors shall be entitled to receive Awards in any fiscal year for no more than twenty five thousand (25,000) Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee who is an Employee may be granted Options for up to an additional fifty thousand (50,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10 below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

3. Defined Terms. Unless otherwise stated herein, each capitalized term used in this Amendment shall have the same meaning as provided for such capitalized term in the Plan. From and after the date hereof, all references in the Plan, as amended by this Amendment, to the “Plan” shall mean the Plan, as amended by this Amendment.

4. All of the other terms of the Plan continue with full force and effect.

The undersigned, being the Senior Vice President and Chief Financial Officer of ADA-ES, Inc. hereby certifies that the foregoing is a true and correct copy of the Amendment, as adopted by the Board of Directors on February 24, 2012, and as adopted by the shareholders on                                     , 2012.

ADA-ES, Inc.

By:	/s/ Mark H. McKinnies
Mark H. McKinnies, Senior Vice President and Chief Financial Officer

Annex II

Amended and Restated 2010 Non-Management Compensation and Incentive Plan

ADA-ES, INC.

AMENDED AND RESTATED 2010 NON-MANAGEMENT COMPENSATION AND

INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees and Consultants and to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that (i) pursuant to a Corporate Transaction defined in Section 2(q)(i), 2(q)(ii) or 2(q)(iii), the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the purchase price thereof which preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award or (ii) pursuant to a Corporate Transaction defined in Section 2(q)(iv) or 2(q)(v), the Award is expressly affirmed by the Company.

(e) “Award” means the grant of Shares, Restricted Stock Purchase Rights, Restricted Stock Bonuses or other rights or benefits under the Plan.

(f) “Award Agreement” means the written or electronic agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust or physical or emotional harm to any person.

(i) “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (“Person”) (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a Person that directly or indirectly controls, is controlled by or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept;

(ii) a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this Section 2(iii), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding anything herein to the contrary, with respect to any amounts that constitute deferred compensation under Code Section 409A, to the extent required to avoid accelerated taxation or penalties, no Change in Control will be deemed to have occurred unless such Change in Control also constitutes a change in control in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets under Code Section 409A.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee composed of Directors of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the Company’s Common Stock, no par value per share.

(m) “Company” means ADA-ES, Inc., a Colorado corporation and any successor corporation thereto.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity or any successor in any capacity of Employee, Director or Consultant or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave or any other authorized personal leave for a period not to exceed six months, provided, however, that absences of six months or more shall continue to be an approved leave of absence if the Employee or Consultant has a contractual or statutory right to re-employment.

(q) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means, with respect to a Grantee, the inability of such Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(u) “Employee” means any person other than an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, any of the markets operated by or for NASDAQ, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith, and in a manner that comports with the requirements of Section 409A and 422 of the Code and any Applicable Law.

(x) “Good Reason” means the occurrence after a Corporate Transaction or Change in Control of any of the following events or conditions unless consented to by the Grantee (and the Grantee shall be deemed to have consented to any such event or condition unless the Grantee provides written notice of the Grantee’s non-acquiescence within 90 days of the effective time of such event or condition and the Company cannot cure any such event or condition within 30 days upon such notice);

(i) a change in the Grantee’s responsibilities or duties which represents a material and substantial diminution in the Grantee’s responsibilities or duties as in effect immediately preceding the consummation of a Corporate Transaction or Change in Control;

(ii) a reduction in the Grantee’s base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Corporate Transaction or Change in Control or at any time thereafter; or

(iii) requiring the Grantee to be based at any place outside a 50-mile radius from the Grantee’s job location or residence prior to the Corporate Transaction or Change in Control except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Transaction or Change in Control.

(y) “Grantee” means an Employee or Consultant who receives an Award under the Plan.

(z) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(dd) “Plan” means this Amended and Restated 2010 Non-Management Compensation and Incentive Plan.

(ee) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(ff) “Replaced” means that (i) pursuant to a Corporate Transaction defined in Section 2(q)(i), 2(q)(ii) or 2(q)(iii), the Award is replaced with a comparable stock award or a cash incentive program of the successor entity or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule or a vesting schedule more favorable to the Grantee applicable to such Award or (ii) pursuant to a Corporate Transaction defined in Section 2(q)(iv) or 2(q)(v), the Award is replaced with a comparable stock award or a cash incentive program of the Company or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule or a vesting schedule more favorable to the Grantee applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(gg) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as established by the Administrator, as set forth in a Restricted Stock Agreement that is issued in connection with such Award.

(hh) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or Restricted Stock Purchase Right.

(ii) “Restricted Stock Bonus” means Shares of Restricted Stock granted to a Grantee pursuant to this Plan.

(jj) “Restricted Stock Purchase Right” means a right to purchase Shares of Restricted Stock granted to a Grantee pursuant to this Plan.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ll) “Share” means a share of the Common Stock.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10 below, the stock subject to this Plan shall be the Common Stock presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 10 hereof, the aggregate amount of Common Stock to be delivered upon the purchase of Shares pursuant to all Awards granted under this Plan shall not exceed three hundred thousand (300,000) shares as such Common Stock was constituted on the effective date of this Plan.

(b) Any Shares covered by an Award (or portion of an Award) which are forfeited, canceled or expire (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, as of and after the date that the exemption for the Plan under Section 162(m) of the Code expires, as set forth in Section 18 below, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(b) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Consultants, Employees and Covered Employees.

(c) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(vii) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

5. Eligibility. Awards may be granted to Employees and Consultants. An Employee or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Designation of Award. Each Award shall be designated in the Award Agreement as an Award of Shares, Restricted Stock Bonus, Restricted Stock Purchase Right or other Award.

(b) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, purchase price, if any, form of payment (cash, Shares, or other consideration) for Shares issued in connection with the Award, payment contingencies and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(c) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(d) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of an Award, satisfaction of performance criteria or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award (but only to the extent that such deferral programs would not result in an accounting compensation charge unless otherwise determined and specifically agreed to by the Administrator). The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. Irrespective of the rights of the Administrator to allow for the deferral of consideration hereunder, no such deferral shall be effective if it would result in the deferral constituting “nonqualified deferred compensation” within the meaning of Code Section 409A, unless such deferral has been approved by the Board and agreed to by the Grantee.

(e) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(f) Term of Award . The term of each Award shall be the term stated in the Award Agreement.

(g) Transferability of Awards. Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or to the extent and in the manner authorized by the Administrator, by gift to members of the Grantee’s Immediate Family. The Administrator may impose such additional restrictions on Shares issued in connection with an Award as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any state securities laws or foreign law as applicable to such Shares.

(h) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award or such other date as is determined by the Administrator.

7. Award Purchase Price, Consideration and Taxes.

(a) Purchase Price. The purchase price, if any, for an Award shall be as determined by the Administrator, except that in the case of Awards intended to qualify as Performance-Based Compensation, the purchase price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving an Award of Shares or Shares pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to the Company or a Related Entity or for the Company’s or a Related Entity’s benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Grantee shall furnish consideration in the form of cash or past services rendered to the Company or a Related Entity or for the Company’s or a Related Entity’s benefit having a value not less than the 100% of the Fair Market Value of the Shares subject to an Award of Shares or Restricted Stock Award. Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section6 (c), above, the purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration, if any, to be paid for the Shares to be issued upon purchase of an Award, including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) services performed for the Company or a Related Entity or for the Company’s or a Related Entity’s benefit;

(iv) delivery of Grantee’s promissory note with such recourse, interest, security and redemption provisions as the Administrator determines as appropriate (but only to the extent that the acceptance or terms of the promissory note would not violate an Applicable Law and would not result in an accounting compensation charge with respect to the use of such promissory note to pay the purchase price unless otherwise determined by the Administrator);

(v) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate purchase price of the Shares as to which said Award relates (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the purchase price unless otherwise determined by the Administrator; generally an accounting charge will result if the Shares used to pay the purchase price were acquired less than six months before the exercise); or

(vi) any combination of the foregoing methods of payment.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares.

8. Procedure for Exercise; Rights as a Shareholder .

(a) A Restricted Stock Purchase Right granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement except that the Restricted Stock Purchase Right must be exercised no later than thirty (30) days from the effective date of the grant.

(b) An Award of Shares shall be deemed to be accepted, and a Restricted Stock Purchase Right shall be deemed to be exercised, when the Grantee executes or electronically accepts the Award Agreement and full payment, if any, for the Shares with respect to which the Award is exercised has been made. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the acceptance of an Award of Shares or exercise of a Restricted Stock Purchase Right. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 11 below. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

9. Conditions Upon Issuance of Shares. Shares shall not be issued unless the issuance and delivery of such Shares pursuant thereto comply with all Applicable Laws. Compliance with all Applicable Laws shall be determined by counsel for the Company.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the purchase price of each such outstanding Award as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company and (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction or Change in Control.

(i) Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

(A) for the portion of each Award that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced) or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months after the Corporate Transaction; and

(B) for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction.

(ii) Change in Control. Except as provided otherwise in an individual Award Agreement, following a Change in Control (other than a Change in Control which also is a Corporate Transaction) and upon the termination of the Continuous Service of a Grantee if such Continuous Service is terminated by the Company or Related Entity without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months after a Change in Control, each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately upon the termination of such Continuous Service.

12. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board and its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

13. Amendment, Suspension or Termination of the Plan; Code Section 409A Considerations.

(a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan shall adversely affect any rights under Awards already granted to a Grantee.

(d) Any amendment of the Plan may be accomplished in a manner calculated to cause such amendment not to constitute an “extension,” “renewal” or “modification” (each within the meaning of Code Section 409A) of any Awards that would cause such Awards to be considered “nonqualified deferred compensation” (within the meaning of Code Section 409A). Notwithstanding the foregoing, if at any time the Board or the Administrator determines that any Award may be subject to Code Section 409A, the Board or the Administrator may, in its sole discretion, and without a Grantee’s prior consent, amend the Plan or any Award as it may determine is necessary or desirable either for the Plan and Awards to be exempt from the application of Code Section 409A or to satisfy the requirements of Code Section 409A, including by adding conditions with respect to the vesting and/or the payment of Awards.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as are sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority is not obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service and shall not interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Shareholder Approval. The grant of Awards under the Plan , shall be subject to approval of the Plan by the shareholders of the Company. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

18. Effect of Section 162(m) of the Code. At any time while the Company is subject to the reporting obligations of Section 12 of the Exchange Act, the Plan and all Awards (except Restricted Stock Awards that vest over time) issued thereunder are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The exemption is based on Treasury Regulation Section 1.162-27(f), in the form existing on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earliest of (i) the expiration of the Plan, (ii) the material modification of the Plan, (iii) the exhaustion of the maximum number of shares of Common Stock available for Awards under the Plan, as set forth in Section 3(a), (iv) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act, or

(v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. To the extent that the Administrator determines as of the date of grant of an Award that (i) the Award is intended to qualify as Performance-Based Compensation and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any shareholder approval required under Section 162(m) of the Code has been obtained.

19. Code Section 409A Matters. Except as may be expressly provided with respect to any Award granted under the Plan, the Plan and the Awards are not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Code Section 409A, but rather are intended to be exempt from the application of Code Section 409A. To the extent that the Plan and/or Awards are nevertheless deemed to be subject to Code Section 409A, the Plan and Awards shall be interpreted in accordance with Code Section 409A and any applicable Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the grant of any Award. Notwithstanding any provision of the Plan or any Award to the contrary, if the Administrator determines that any Award may be or become subject to Code Section 409A, the Administrator may adopt such amendments to the Plan and the affected Award (as described above) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate (a) to exempt the Plan and any Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award or (b) to comply with the requirements of Code Section 409A, or (b) to comply with the requirements of Code Section 409A. Any such action may include, but is not limited to, delaying payment, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, to a Grantee who is a “specified employee” within the meaning of Code Section 409A to the first day following the six-month period (or, if earlier, the date of the Grantee’s death) on the date of the Grantee’s “separation of service” as defined in Code Section 409A. The Company shall use commercially reasonable efforts to implement the provisions of this Section 19 in good faith; provided that neither the Company, the Administrator nor any Employee, Director or representative of the Company or of any of its Affiliates shall have any liability to with respect to this Section 19.

20. Qualified Domestic Relations Orders.

(a) Anything in the Plan to the contrary notwithstanding, rights under Awards may be assigned to an Alternate Payee to the extent that a QDRO so provides. (The terms “Alternate Payee” and “QDRO” are defined in paragraph 20(c) below.) The assignment of an Award to an Alternate Payee pursuant to a QDRO shall not be treated as having caused a new grant. If an Award is assigned to an Alternate Payee, the Alternate Payee generally shall have the same rights as the grantee under the terms of the Plan; provided however, that (i) the Award shall be subject to the same vesting terms and exercise period as if the Award were still held by the grantee and (ii) an Alternate Payee may not transfer an Award.

(b) In the event of the Administrator’s receipt of a domestic relations order or other notice of adverse claim by an Alternate Payee of a grantee of an Award, transfer of the proceeds of the exercise of such Award, whether in the form of cash, stock or other property, may be suspended. Such proceeds shall thereafter be transferred pursuant to the terms of a QDRO or other agreement between the Grantee and Alternate Payee. A Grantee’s ability to exercise an Award may be barred if the Administrator receives a court order directing the Plan administrator not to permit exercise.

(c) The word “QDRO” as used in the Plan shall mean a court order (i) that creates or recognizes the right of the spouse, former spouse or child (an “Alternate Payee”) of an individual who is granted an Award to an interest in such Award relating to marital property rights or support obligations and (ii) that the administrator of the Plan determines would be a “qualified domestic relations order,” as that term is defined in section 414(p) of the Code and section 206(d) of the Employee Retirement Income Security Act (“ERISA”), but for the fact that the Plan is not a plan described in section 3(3) of ERISA.

21. No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Related Entity’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Related Entity to take any action which such entity deems to be necessary or appropriate.

22. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or any Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

23. Provision of Information. Each Grantee shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.

The undersigned, being the Senior Vice President and Chief Financial Officer of ADA-ES, Inc. hereby certifies that the foregoing is a true and correct copy of the ADA-ES, Inc. Amended and Restated 2010 Non-Management Compensation and Incentive Plan, as adopted by the Board of Directors on January 22, 2010 and as amended February 24, 2012, and as adopted by the shareholders on             , 2012.

ADA-ES, Inc.

By:	/s/ Mark H. McKinnies
Mark H. McKinnies,
Senior Vice President and Chief Financial Officer

PROXY                              For an Annual Meeting of Shareholders of                             PROXY

ADA-ES, INC.

Proxy Solicited on Behalf of the Board of Directors

This proxy will be voted in respect of the matters listed in accordance with the choice, if any, indicated in the spaces provided. If no choice is indicated, the proxy will be voted for such matter. If any amendments or variations are to be voted on, or any further matter properly comes before the Meeting, to the extent permitted by law, this proxy will be voted according to the best judgment of the person voting the proxy at the Meeting. This form should be read in conjunction with the accompanying Notice of Meeting and Proxy Statement.

NOTES:

1. Please date and sign (exactly as the shares represented by this Proxy are registered) and return promptly. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. If no date is stated by the shareholder(s), the Proxy is deemed to bear the date upon which it was mailed by management to the shareholder(s).

2. To be valid, this Proxy form, duly signed and dated, must arrive at the office of the Company’s transfer agent, Computershare Investor Services, Proxy Services, P.O. Box 41301, Providence, RI 02940-5067, not less than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the day of the Meeting or any postponement or adjournment thereof.

The undersigned shareholder of ADA-ES, Inc. (the “Company”) hereby appoints Michael D. Durham and W. Phillip Marcum or, failing them, Mark H. McKinnies, as nominee of the undersigned to attend, vote and act for and in the name of the undersigned at the Annual Meeting of the Shareholders of the Company (the “Meeting”) to be held at the Company’s offices located at 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado 80129 on Thursday, July 19, 2012, at 9:00 a.m. (local time), and at any postponement or adjournment thereof, and the undersigned hereby revokes any former proxy given to attend and vote at the Meeting.

THE NOMINEE IS HEREBY INSTRUCTED TO VOTE AS FOLLOWS WITH RESPECT TO THE FOLLOWING MATTERS PROPOSED BY THE COMPANY:

1. PROPOSAL TO ELECT THE FOLLOWING NOMINEES TO THE BOARD OF DIRECTORS:

Nominees:

Robert N. Caruso

Michael D. Durham

Derek C. Johnson

Ronald B. Johnson

W. Phillip Marcum

Mark H. McKinnies

Robert E. Shanklin

Jeffrey C. Smith

Richard J. Swanson

[    ] FOR ALL NOMINEES

[    ] WITHHOLD AUTHORITY FOR ALL NOMINEES

[    ] FOR ALL NOMINEES, EXCEPT THE FOLLOWING:

2. PROPOSAL TO RATIFY THE AUDIT COMMITTEE’S SELECTION OF EHRHARDT KEEFE STEINER & HOTTMAN PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012:

[    ] FOR

[    ] AGAINST

[    ] ABSTAIN

3. PROPOSAL TO APPROVE AMENDMENT NO. 1 TO THE AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN (THE “2007 PLAN”) INCLUDING APPROVAL OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 2007 PLAN:

[    ] FOR

[    ] AGAINST

[    ] ABSTAIN

4. PROPOSAL TO APPROVE THE AMENDED AND RESTATED 2010 NON-MANAGEMENT COMPENSATION AND INCENTIVE PLAN (THE “2010 PLAN”) INCLUDING APPROVAL OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 2010 PLAN:

[    ] FOR

[    ] AGAINST

[    ] ABSTAIN

5. To the extent permitted by law, consider and vote upon such other matters as may properly come before the Meeting or any postponement or adjournment thereof.

Dated this             day of             , 2012.

Signature of Shareholder(s)

(Please print name of Shareholder[s])

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.